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Exhibit 99.1

AIMCO 4th Quarter 2003

Denver, Colorado—February 12, 2004

Apartment Investment and Management Company
Announces Fourth Quarter 2003 Results

SUMMARY FINANCIAL RESULTS    Apartment Investment and Management Company ("Aimco") (NYSE:AIV) announced fourth quarter 2003 results including:

Net Income was $37.2 million, compared with $6.6 million in the fourth quarter 2002. Earnings (loss) per share (EPS) were $0.19 on a diluted basis, compared with $(0.17) in the same period last year, based on Net Income (loss) attributable to common stockholders.

Funds from Operations (diluted) (FFO; a non-GAAP financial measure defined in the Glossary in Supplemental Information (the "Glossary")) were $67.9 million, or $0.72 per share compared with $101.6 million, or $1.01 per share, in the fourth quarter 2002. These FFO results were calculated in accordance with the definition of FFO prescribed by the National Association of Real Estate Investment Trusts ("NAREIT"). As a result, fourth quarter 2003 FFO was reduced by $4.6 million for impairment charges on real estate assets sold or held for sale. Excluding these impairment charges, fourth quarter 2003 FFO would have been $72.8 million, or $0.76 per share, within Aimco guidance and meeting First Call consensus.

Adjusted Funds from Operations (diluted) (AFFO; a non-GAAP financial measure defined in the Glossary) were $56.0 million, or $0.58 per share, within Aimco guidance, compared with $80.8 million, or $0.83 per share, in the fourth quarter 2002.

DILUTED PER SHARE RESULTS

	Fourth Quarter		Full Year
	2003	2002	2003	2002
Earnings (loss)—EPS	$0.19	$(0.17)	$0.70	$0.87
Funds from Operations—FFO	$0.72	$1.01	$3.23	$4.54
FFO before Impairment and Topic D-42 Charges	$0.76	$1.05	$3.44	$4.64
Adjusted Funds from Operations—AFFO	$0.58	$0.83	$2.59	$3.77

Contact: Investor Relations 303.691.4350, Investor@Aimco.com
Jennifer Martin, Vice President—Investor Relations 303.691.4440

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Fourth Quarter 2003—Page 2

Full year 2003 FFO results include charges of $7.6 million in issuance costs associated with preferred share redemptions in the second and third quarters. Aimco gave effect to these issuance costs in accordance with the SEC's July 31, 2003 interpretation of the Emerging Issues Task Force Topic D-42 ("Topic D-42"). In addition, fourth quarter and full year 2003 results include impairment losses on real estate assets sold or held for sale of $4.6 million and $13.1 million, respectively, that Aimco historically added back in its calculation of FFO.

As a result, these charges reduced FFO (diluted) per share by $4.6 million and $20.7 million for the fourth quarter and full year 2003, respectively. These charges have been added back in the calculation of AFFO.

PER SHARE IMPACT OF IMPAIRMENT AND TOPIC D-42 CHARGES ON DILUTED FFO

	Fourth Quarter		Full Year
	2003	2002	2003	2002
FFO as reported	$0.72	$1.01	$3.23	$4.54
Addback:
Redemption related preferred stock issuance costs (Topic D-42)	—	—	0.08	—
Impairment loss on real estate assets sold or held for sale (NAREIT definition)	0.04	0.04	0.13	0.10

FFO before Impairment and Topic D-42 Charges	$0.76	$1.05	$3.44	$4.64

Less:
Capital Replacement and Capital Enhancements—adjusted for minority interest in Aimco OP	(0.18)	(0.22)	(0.85)	(0.87)

AFFO as reported	$0.58	$0.83	$2.59	$3.77

Management Comments

Comments from Chairman and Chief Executive Officer, Terry Considine:

"Apartment markets remain quite weak. Some of this weakness is seasonal; some reflects increasing competition from new supply, single family as well as multi-family; and some reflects the continued slow pace of recovery in national employment. Aimco remains focused on improving operations, by example, the recent promotion of Jeff Adler to lead Property Operations; strengthening financial control, by example, the recent recruitment of Tom Herzog from GE Real Estate to serve as Chief Accounting Officer; and by active portfolio management, selling weaker properties in weaker

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Fourth Quarter 2003—Page 3

markets to invest in such better assets as The Palazzo, in the mid-Wilshire district of Los Angeles."

Dividends on Common Stock

As announced on January 30, 2004, the Aimco Board of Directors declared a quarterly cash dividend of $0.60 per share of Class A Common Stock for the quarter ended December 31, 2003, payable on February 27, 2004 to stockholders of record on February 20, 2004. The dividend represents 103% of AFFO (diluted) and 83% of FFO (diluted), on a per share basis, for the quarter ended December 31, 2003 and a 7.0% annualized yield based on the $34.42 closing price of Aimco's Class A Common Stock on January 29, 2004.

"Same Store" Results

"SAME STORE" RESULTS    For the fourth quarter 2003, the "Same Store" portfolio included 580 communities with a total of 163,415 apartment units in which Aimco has a weighted average ownership of 84.2% (see Supplemental Schedule IX). Fourth quarter 2003 revenue from the "Same Store" portfolio was $290.3 million compared with $295.2 million in the fourth quarter 2002. While the "Same Store" portfolio experienced a 0.5 percentage point increase in occupancy from 91.3% in the fourth quarter 2002 to 91.8% in the fourth quarter 2003, revenue decreased $4.9 million, or 1.7%, primarily due to lower average rents per unit. Rental rates declined by 2.2%, from $735 to $719 per apartment. California and the Northeast enjoyed increased revenue by 2.6% and 1.2%, respectively, but these increases were more than offset by revenue declines in other regions. Texas and the West each had a 5.3% decline in revenue while the Midwest experienced a 4.6% decline. "Same Store" expenses of $120.3 million increased by $10.0 million, or 9.0%, compared with the fourth quarter 2002. Increased expenses were primarily due to: (i) $4.7 million in expenses related to increasing occupancy, including marketing and turnover; (ii) $3.5 million in higher repairs and maintenance, in support of efforts to improve the physical condition of properties; and (iii) $1.5 million in higher utility expenses due to higher rates for natural gas and water. "Same Store" portfolio net operating income was $170.0 million for the fourth quarter 2003, down 8.1% from the fourth quarter 2002.

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Fourth Quarter 2003—Page 4

SAME STORE OPERATING RESULTS

	Fourth Quarter			Sequential
	2003	2002	Variance	3rd Qtr 03	Variance
Same Store Operating Measures:
Average Physical Occupancy	91.8%	91.3%	0.5%	93.0%	-1.2%
Average Rent/unit	$719	$735	-2.2%	$721	-0.3%
Total Same Store
Revenue	$290.3	$295.2	-1.7%	$296.3	-2.0%
Expenses	(120.3)	(110.4)	9.0%	(125.3)	-3.9%

NOI ($mm)	$170.0	$184.9	-8.1%	$171.0	-0.6%

Comparing "Same Store" results on a sequential basis, Aimco's "Same Store" portfolio realized a $4.5 million decrease in Net Rental Income (as defined in the Glossary) in the fourth quarter 2003 compared with the third quarter 2003, driven by a 1.2 percentage point decline in average occupancy from 93.0% to 91.8% and a $2 decline in average rent per unit. Total revenue declined $6.0 million. Expenses decreased $5.0 million due primarily to lower turnover and landscaping costs totaling $2.2 million and lower insurance expense. Net Operating Income decreased $1.0 million, or 0.6%, on a sequential basis. During the fourth quarter 2003, the "Same Store" portfolio was reduced by nine properties, or 1,163 units, due to property sales.

Comparing full year "Same Store" results, 2003 revenue of $1,038.9 million was down $36.9 million, or 3.4%, compared with 2002. "Same Store" expenses of $441.2 million were up $39.6 million, or 9.9%, and "Same Store" Net Operating Income of $597.8 million was down $76.5 million, or 11.3%.

For the fourth quarter 2003, "Same Store" resident turnover was 11%, down from 12% in the fourth quarter 2002.

"Same Store" results reflect the performance of conventional communities in which Aimco's ownership exceeds 10% and which have reached a stabilized level of occupancy during both the current and comparable prior year period. These results measure operating performance without variations caused by investment transactions.

Aimco's "Same Store" results measure Aimco's effective ownership in "Same Store" communities and include both Aimco's ownership interest in unconsolidated "Same Store" properties and subtract the minority partners' share of consolidated properties (see reconciliation on Supplemental Schedule VIII). In keeping with this definition, the "Same

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Store" portfolio accounted for 95.8% of Conventional Real Estate Free Cash Flow. (Free Cash Flow ("FCF") is a non-GAAP financial measure defined in the Glossary and presented and reconciled to GAAP income on Supplemental Schedule II.)

CAPITAL REPLACEMENTS AND CAPITAL ENHANCEMENTS    Capital Replacements (as defined in the Glossary) were $18.8 million and Capital Enhancements (as defined in the Glossary) were $0.2 million in the fourth quarter 2003, which totals are deducted in calculating AFFO. These totals compare with $21.9 million and $1.8 million, respectively, in the fourth quarter 2002. Capital Replacement and Capital Enhancement spending together totaled $580 per unit for the full year 2003.

CAPITAL REPLACEMENT & CAPITAL ENHANCEMENT EXPENDITURES

	Fourth Quarter		Full Year
	2003	2002	2003	2002
Capital Replacements	$19	$22	$87	$83
Capital Enhancements	—	2	2	8

Total ($mm)	$19	$24	$89	$91
Capital Replacements per unit	$129	$121	$563	$478
Capital Enhancements per unit	2	10	17	46

Total ($/unit)	$131	$131	$580	$524
Capital Replacements per share	$0.18	$0.20	$0.83	$0.79
Capital Enhancements per share	—	0.02	0.02	0.08

Total ($/share)(1)	$0.18	$0.22	$0.85	$0.87

(1)
per share calculations include adjustment for minority interest in Aimco's operating partnership and are based on AFFO share count

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Reporting by Business Component

Starting in the third quarter 2003, Aimco introduced business component reporting for Aimco Conventional operations and Aimco Capital with the addition of Supplemental Schedules XVI through XXVIII. These schedules present selected non-GAAP information related to income statement, free cash flow, balance sheet and operating measures. They are intended to present results of Aimco's distinct operating portfolios. Aimco's strategy is to expand and upgrade its Core real estate portfolio and, over time, to sell its Non-Core and to reduce its Affordable portfolios and to reinvest the proceeds in acquisitions for the Core portfolio and in debt reduction or share repurchases. Core properties are those properties that are located in selected markets and which Aimco intends to hold and improve over the long-term. Non-Core properties are located in other markets or in less favored locations within the selected markets, which Aimco intends to hold for an intermediate term. Affordable properties are typically those which have rent subsidies provided by HUD and other government agencies.

CONVENTIONAL OPERATIONS    Conventional real estate operations include Aimco's diversified portfolio of market-rate apartment communities and associated property management and other income. During the fourth quarter 2003, conventional real estate operations generated FCF of $154.9 million from 628 properties with 177,318 units and an average Aimco ownership of 81%. Conventional real estate assets are separated between Core and Non-Core, with performance results presented on Supplemental Schedules XXII through XXVIII. Core properties include 367 communities with 115,158 units and accounted for 76% of real estate FCF. Non-Core properties include 261 communities with 62,160 units and accounted for 24% of real estate FCF.

Comparing "Same Store" results for Core and Non-Core properties for the fourth quarter 2003 with the fourth quarter 2002, "Same Store" Core properties had a 1.4% decline in revenue, a 10.3% increase in expenses and a 7.7% decline in NOI. Non-core properties had a 2.5% decline in revenue, a 6.1% increase in expenses and a 9.2% decline in NOI. Sequentially, "Same Store" Core properties had a 1.8% decline in revenue, a 3.0% reduction in expenses and a 1.1% decline in NOI. Non-core properties had a 2.5% decline in revenue, a 6.1% reduction in expenses and a 1.1% increase in NOI.

Conventional operations generated Free Cash Flow from property management and other fees (associated with asset management, construction management, refinancing,

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Fourth Quarter 2003—Page 7

dispositions, development and other services to affiliated partnerships), net of expenses and insurance losses, of ($3.7) million.

AIMCO CAPITAL    Aimco Capital was established in 2002 to organize affordable property operations and asset management under a single management team dedicated to this sector. The management of affordable housing requires specialized property management, accounting and legal expertise to comply with the regulatory framework that affects affordable properties. Aimco is among the largest owners and operators of affordable properties in the United States. During the fourth quarter 2003, Affordable property operations included 488 properties with 58,598 units. Aimco has an average 37% ownership in its affordable properties. Occupancy and average rents in the affordable sector were stable and averaged 95.1% and $645, respectively, in the fourth quarter 2003, consistent with the third quarter 2003.

Aimco Capital also generates income from asset management (of the above holdings as well as two other large portfolios that are asset-managed only), property management, and transactional activity including dispositions, tax credit redevelopment and refinancings. During the fourth quarter 2003, Aimco Capital generated FCF of $19.9 million from property operations, asset management and transactions. Of that amount, transactions totaled $6.0 million.

Additional Income Information

INTEREST INCOME FROM GENERAL PARTNER LOANS    Interest and Other Income was $6.7 million for the fourth quarter and $25.0 million for the full year, a decrease of $14.5 million and $52.3 million, respectively, compared with 2002, primarily due to lower transactional income (accretion).

Notes receivable primarily from affiliated partnerships were $206.2 million ($268.3 million face value) at December 31, 2003 versus $169.2 million ($252.8 million face value) at December 31, 2002, an increase of $37.0 million, or 22%, due to increased draws, net of payments, on existing agreements. Aimco recognized transactional income (accretion) of $0.7 million in the fourth quarter 2003 and $3.3 million for the full year 2003 compared with $17.5 million and $44.5 million, respectively, in the fourth quarter and full year 2002. Transactional income (accretion) was somewhat offset by the provisions for loan losses of $0.7 million in the fourth quarter 2003 and $2.2 million for the full year 2003, compared with

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$4.2 million and $9.0 million, respectively, recognized in the fourth quarter and full year 2002.

INTEREST EXPENSE    Consolidated interest expense was $94.7 million for the fourth quarter 2003, an increase of $0.2 million when compared with $94.5 million in the fourth quarter 2002. Consolidated interest expense was $372.7 million for the full year 2003, up $48.3 million from the full year 2002. The increase in interest expense is primarily a result of an increase in debt associated with newly consolidated and acquired properties.

G&A    General and Administrative expenses for the fourth quarter 2003 were $9.3 million, up $1.3 million from the fourth quarter 2002 due to compensation expenses and legal costs.

GAIN ON DISPOSITIONS    Aimco's active property disposition program in 2003 resulted in total (including gains recognized from sales of unconsolidated properties and from discontinued operations) Gains on Dispositions of Real Estate, net of impairments and related taxes, of $23.8 million for the fourth quarter and $79.8 million for the full year 2003, compared with losses of $28.8 million and $39.4 million for the fourth quarter and full year 2002, respectively. Gains on Dispositions of Real Estate are determined using the carrying amount of the properties sold, which included cumulative disposition capital expenditures of $1.3 million for properties sold in the fourth quarter and $4.3 million for properties sold during the year.

Transaction and Redevelopment Activity

ACQUISITIONS    During the fourth quarter, Aimco purchased a 357-unit luxury apartment property located on the waterfront in downtown Miami, Florida. Aimco purchased the high-rise building for $57.5 million, which was funded through the assumption of $45.0 million in property debt, issuance of 88,792 common units in Aimco's operating partnership at $39.50 per unit, and the remainder in cash. For the full year 2003, Aimco purchased five properties for $163.1 million. During the fourth quarter 2003, Aimco also purchased for an aggregate of $16.0 million limited and general partnership interests in 102 partnerships that own 358 properties. For the full year 2003, Aimco purchased, for an aggregate of $26.6 million, limited and general partnership interests in 166 partnerships that own 441 properties.

Subsequent to year-end, Aimco acquired The Palazzo at Park La Brea, a 521-unit luxury apartment property located in the mid-Wilshire district of Los Angeles for $162.9 million.

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DISPOSITIONS    Aimco regularly reviews its portfolio to identify properties that do not meet its long-term investment criteria. Aimco considers these properties Non-Core and seeks to sell them over the intermediate term.

During the fourth quarter 2003, Aimco sold 36 properties with 7,966 apartment units for $299 million in gross proceeds, generating net cash proceeds to Aimco of $93 million after payment of mortgage debt, limited partner interests and transaction costs. Of the properties sold, 22 were conventional and 14 were affordable. For the full year 2003, Aimco sold 110 properties with 25,317 apartment units for $939 million in gross proceeds, generating net cash proceeds to Aimco of $309 million after payment of mortgage debt, limited partner interests and transaction costs. See the chart below for additional information on disposition activity. Net sales proceeds are calculated after transaction costs. The FCF Yield is calculated as the FCF earned by the properties during the 12 months prior to their sale divided by the sales price. FCF includes a $525 per unit deduction for Capital Replacements and is before debt service.

FOURTH QUARTER 2003 PROPERTY SALES ACTIVITY

	Number of Units	Gross Proceeds ($mm)	FCF Yield	Property Debt ($mm)	Net Sales Proceeds(2) ($mm)	Aimco Net Proceeds ($mm)	Average Rent ($/unit)
Conventional	5,789	$235	7.8%	$127	$97	$79	$580
Affordable(1)	2,177	64	7.5%	38	20	14	632

Total Dispositions	7,966	$299	7.7%	$165	$117	$93	$594

FULL YEAR 2003 PROPERTY SALES ACTIVITY

	Number of Units	Gross Proceeds ($mm)	FCF Yield	Property Debt ($mm)	Net Sales Proceeds(2) ($mm)	Aimco Net Proceeds ($mm)	Average Rent ($/unit)
Conventional	20,805	$804	7.6%	$444	$325	$281	$564
Affordable(1)	4,512	135	7.7%	81	40	28	632

Total Dispositions	25,317	$939	7.6%	$525	$365	$309	$576

(1)
Sales activity provided in the table above does not include sales of certain NAPICO properties that generated net proceeds to Aimco of $6.6 million in the fourth quarter 2003 and $29.2 million for the full year 2003.

(2)
Net Sales Proceeds are after repayment of existing debt and payment of transaction costs

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Disposition Capital Expenditures (as defined in the Glossary) totaled $9.5 million in the quarter and $25.5 million for the year.

REDEVELOPMENT ACTIVITY    At year-end, Aimco had nine conventional properties with 5,408 units, and two affordable properties with 467 units, being redeveloped. Redevelopment expenditures in the quarter for the nine conventional properties were $18.3 million, of which Aimco's share was $14.2 million. Redevelopment expenditures for these nine conventional projects are expected to total $396.2 million, of which approximately $48.7 million remains to be spent. Aimco's share of the total redevelopment spending is $289.8 million, of which approximately $31.6 million remains to be spent.

Aimco's largest redevelopment project is Flamingo South Beach with 1,687 apartments located in Miami Beach, Florida. During the fourth quarter 2003 an additional 106 units were completed, bringing the total units completed to 1,406. As of year-end, construction of 281 units was still underway. At year-end 2003, occupied and pre-leased units totaled 987, as compared with 942 as of the end of the third quarter.

Balance Sheet and Liquidity

FINANCING ACTIVITY    As previously announced on January 5, 2004, Aimco entered into an equity financing transaction with GE Real Estate in the form of a property joint venture. At year-end, the joint venture owned 33 properties in nine markets with a total of 9,543 units. The joint venture is owned by GE Real Estate and Aimco, with a promote structure that limits GE Real Estate's leveraged return above 11%. Aimco contributed the properties to the joint venture and received approximately $107 million in cash proceeds at closing, which Aimco plans to use to redeem preferred stock, to fund acquisitions of limited partner interests, and for general corporate purposes.

During the fourth quarter 2003, Aimco closed 19 mortgage loans generating $129.6 million of total proceeds at a weighted average interest rate of 3.98%. After repayment of existing debt, transaction costs and distributions to limited partners totaling $97.6 million, Aimco's share of net proceeds was $32.0 million.

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FOURTH QUARTER MORTGAGE REFINANCINGS ($mm)

Mortgage Type (all non-recourse)	Original Loan Amount	New Loan Amount	Aimco Share Original Loan	Aimco Net Proceeds	Prior Rate	New Rate
Conventional Fixed Rate—15-year plus, partially to fully amortizing	$5.5	$9.1	$5.5	$3.3	7.73%	6.51%
Conventional Fixed Rate—0-15 year, partially amortizing	19.3	57.5	11.0	20.2	6.12%	4.95%
Conventional Floating	20.1	24.2	8.8	6.8	8.14%	2.78%
Affordable Mark-to-Market and other	33.1	38.8	23.9	1.7	7.86%	2.71%

Totals	$78.0	$129.6	$49.2	$32.0	7.49%	3.98%

FULL YEAR 2003 MORTGAGE REFINANCINGS ($mm)

Mortgage Type (all non-recourse)	Original Loan Amount	New Loan Amount	Aimco Share Original Loan	Aimco Net Proceeds	Prior Rate	New Rate
Conventional Fixed Rate—15-year plus, fully amortizing	$21.9	$38.3	$14.7	$9.7	7.89%	5.86%
Conventional Fixed Rate—15-year plus, partially amortizing	—	14.0	—	13.9	n/a	5.23%
Conventional Fixed Rate—0-15 year, partially to fully amortizing	165.2	307.8	111.1	99.4	7.76%	4.84%
Conventional Floating Rate	79.9	94.2	47.2	13.6	7.73%	2.96%
Affordable Mark-to-Market and other	82.3	95.5	65.7	3.7	7.08%	2.65%
Tax Exempt Bonds	41.7	50.8	9.2	5.2	3.20%	3.46%

Totals	$391.0	$600.6	$247.9	$145.5	7.28%	4.19%

At December 31, 2003, Aimco's consolidated mortgage debt was $5,649 million. Aimco's pro rata share of mortgage debt (including total consolidated debt, less the minority interest portion plus Aimco's share of unconsolidated debt) was $5,315 million (see Supplemental Schedule V for detail). Aimco's mortgage debt had a weighted average maturity of 13.7 years and weighted average interest rate of 6.0%, down from 14.0 years and 6.5% at December 31, 2002; 82% was fixed rate debt and 18% was floating rate debt. Seventy-nine percent of the floating rate mortgage debt was tax-exempt mortgage debt.

In addition to mortgage debt, at year-end, Aimco had short-term debt of $435 million, including a $250 million term loan, $81 million drawn on its revolving credit facility, and $104 remaining outstanding on the term loan entered into in connection with the March 2002 acquisition of Casden Properties Inc.

Total proportionate debt decreased by $299 million during the quarter including: (i) $79 million reduction on the revolving credit facility; (ii) $260 million reduction in mortgage debt due to property sales and; (iii) $30 million principal amortization; all partially offset by

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increased mortgage debt from acquisitions and acquisitions of limited partner interests of $46 million, and refinancings of $23 million.

CAPITAL STRUCTURE AT DECEMBER 31, 2003

	At Jun. 30, 03	Percent of Total	At Sep. 30, 03	Percent of Total	At Dec. 31, 03		Percent of Total
Short-term debt	$354	3%	$514	5%	$435		4%
Long-term debt(1)	5,608	51%	5,536	51%	5,315		53%
Mandatorily Redeemable Securities(2)	—	—	113	1%	114		1%

Total Debt	5,962		6,163		5,864
Less: Cash and restricted cash	337	-3%	355	-3%	363		-4%

Net Debt	5,625	54%	5,808	53%	5,501		55%
Preferred equity	1,044	10%	947	9%	946		9%
Common equity at market	3,668	34%	4,168	38%	3,641	(3)	36%

Total Capitalization	$10,338	98%	$10,923	100%	$10,057		100%

(1)
Aimco share of debt, see Supplemental Schedule V

(2)
Certain preferred securites that were previously classified as preferred equity for purposes of this chart are now considered debt under SFAS 150.

(3)
105.5 million shares and OP units outstanding multiplied by the closing price of $34.50 per share/unit, as of December 31, 2003

Subsequent to year-end, Aimco redeemed $25 million of its Class S Cumulative Redeemable Preferred Stock.

LIQUIDITY    During the fourth quarter 2003 Aimco repaid $79 million on its revolving credit facility (reducing the balance from $160 million to $81 million), leaving $364 million, less $22 million in outstanding letters of credit, in available capacity.

Outlook

Please see Supplemental Schedule XIV for Aimco's Outlook for the first quarter and full year 2004.

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Earnings Conference Call

Please join Aimco management for the Fourth Quarter 2003 earnings conference call to be held Friday, February 13, 2004 at 1:00 p.m. Eastern Standard Time. You may join the conference call through an Internet audiocast via Aimco's Website at www.aimco.com/about/financial/4Q2003.asp by clicking on the Webcast link. Alternatively, you may join the conference call by telephone by dialing 800-218-8862, or 303-262-2143 for international callers. Please call approximately five minutes before the conference call is scheduled to begin and indicate that you wish to join the Apartment Investment and Management Company Fourth Quarter 2003 earnings conference call. If you are unable to join the live conference call, you may access the replay for 30 days on Aimco's Website or by dialing 800-405-2236 (303-590-3000 for international callers) and using access code 566340#.

Forward-looking Statements

This earnings release and Supplemental Information contain forward-looking statements, including statements regarding future results, that are subject to certain risks and uncertainties, including but not limited to Aimco's ability to maintain current occupancy, rent levels, and "same store" results. Actual results may differ materially from those described and could be affected by a variety of factors including: economic conditions; changes in interest rates; governmental regulations; competition; financing risks; variations in real estate values; the failure of acquisitions to perform in accordance with expectations; litigation; possible environmental liabilities; and other risks described in our filings with the Securities and Exchange Commission. These forward-looking statements reflect management's judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances.

About Aimco

Aimco is a real estate investment trust headquartered in Denver, Colorado owning and operating a geographically diversified portfolio of apartment communities through 19 regional operating centers. Aimco, through its subsidiaries, operates approximately 1,629 properties, including approximately 288,000 apartment units, and serves approximately one million residents each year. Aimco's properties are located in 47 states, the District of Columbia and Puerto Rico. Aimco common shares are included in the S&P 500.

GAAP Income Statements
Consolidated Statements of Income [a]
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2003	2002	2003	2002
REVENUES:
Rental and other property revenues	$362,737	$353,679	$1,445,796	$1,292,352
Management fees and other income primarily from affiliates	19,126	27,487	70,487	95,479

Total revenues	381,863	381,166	1,516,283	1,387,831

EXPENSES:
Property operating expenses	162,719	144,156	642,697	515,363
Management and other expenses	21,495	16,875	50,574	64,031
Depreciation of rental property	86,342	75,796	328,379	266,402
Amortization of intangibles	1,986	832	6,702	4,026
General and administrative expenses	9,277	7,967	28,815	20,344
Other expenses	—	5,200	—	10,200
Provision for losses on accounts, fees and notes receivable	718	4,168	2,183	9,006

Total expenses	282,537	254,994	1,059,350	889,372

Operating income	99,326	126,172	456,933	498,459
Interest and other income	6,731	21,248	25,020	77,282
Interest expense	(94,703)	(94,467)	(372,746)	(324,471)
Equity in earnings (losses) of unconsolidated real estate partnerships	164	(1,663)	(6,417)	694
Deficit distributions to minority partners	(1,744)	(11,705)	(22,672)	(26,979)
Impairment loss on investment in unconsolidated real estate partnerships	(4,122)	(1,724)	(4,122)	(5,540)
Gain (loss) on dispositions of real estate related to unconsolidated entities	969	(26,829)	3,178	(22,362)

Income before minority interests and discontinued operations	6,621	11,032	79,174	197,083
Minority interests:
Minority interest in consolidated real estate partnerships	2,117	(9,135)	(2,028)	(14,535)
Minority interest in Aimco Operating Partnership [b]	(533)	363	(6,437)	(22,597)

Total minority interest	1,584	(8,772)	(8,465)	(37,132)
Income from continuing operations	8,205	2,260	70,709	159,951
Discontinued operations:
Income from discontinued operations, net [c]	28,964	4,349	88,148	9,095

Net income	$37,169	$6,609	$158,857	$169,046

Net income attributable to preferred stockholders	$19,533	$22,092	$93,565	$93,558

Net income (loss) attributable to common stockholders	$17,636	$(15,483)	$65,292	$75,488

Weighted average number of common shares outstanding	93,122	92,460	92,850	85,698

Weighted average number of common shares and common share equivalents outstanding	93,206	92,460	92,968	86,773

Earnings (loss) per common share — basic:
Income (loss) from continuing operations (net of preferred dividends)	$(0.12)	$(0.21)	$(0.25)	$0.77

Net income (loss) attributable to common stockholders	$0.19	$(0.17)	$0.70	$0.88

Earnings (loss) per common share — diluted:
Income (loss) from continuing operations (net of preferred dividends)	$(0.12)	$(0.21)	$(0.25)	$0.77

Net income (loss) attributable to common stockholders	$0.19	$(0.17)	$0.70	$0.87

[a]
Aimco has conformed its presentation of the Consolidated Statements of Income pursuant to Rule 5-03 of Regulation S-X

[b]
The Aimco Operating Partnership is AIMCO Properties, L.P., the operating partnership in Aimco's UPREIT structure

[c]
Income from discontinued operations of consolidated properties is broken down as follows (in thousands):

	Quarter Ended 31-Dec-03	Quarter Ended 31-Dec-02	Year Ended 31-Dec-03	Year Ended 31-Dec-02
Income from operations	$(923)	$5,247	$7,936	$23,192
Gain (loss) on dispositions of real estate, net of minority partners' interest	34,390	4,411	101,849	(6,021)
Impairment loss on real estate assets sold or held for sale	(431)	(2,727)	(8,991)	(2,937)
Deficit distributions to minority partners	6,640	—	10,718	(1,321)
Income tax arising from disposals (primarily deferred)	(7,022)	(1,955)	(12,134)	(2,507)
Minority interest in Aimco Operating Partnership	(3,690)	(627)	(11,230)	(1,311)

Income from discontinued operations	28,964	4,349	88,148	9,095

GAAP Balance Sheets
Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of December 31, 2003	As of December 31, 2002
ASSETS
Buildings and improvements	$8,515,493	$8,300,122
Land	2,085,425	1,926,584
Accumulated depreciation	(1,847,652)	(1,610,924)
Cash and cash equivalents	98,129	97,136
Restricted cash	245,818	216,485
Accounts receivable	67,379	84,188
Accounts receivable from affiliates	56,874	47,060
Deferred financing costs	73,736	68,965
Notes receivable, primarily from unconsolidated real estate partnerships	206,187	169,238
Investment in unconsolidated real estate partnerships	237,699	368,639
Other assets	284,343	259,154
Assets held for sale	89,931	389,954

TOTAL ASSETS	$10,113,362	$10,316,601

LIABILITIES AND STOCKHOLDERS' EQUITY
Secured tax-exempt bond financing	$1,199,360	$1,205,554
Secured notes payable	4,449,541	4,395,256
Mandatorily redeemable preferred securities	113,619	15,169
Term loans	354,387	115,011
Credit facility	81,000	291,000

TOTAL INDEBTEDNESS	6,197,907	6,021,990
Accounts payable	18,491	11,232
Accrued liabilities and other	401,456	292,119
Deferred income	26,024	15,190
Security deposits	41,366	39,588
Deferred income taxes payable	26,065	36,680
Liabilities related to assets held for sale	45,543	285,943

TOTAL LIABILITIES	6,756,852	6,702,742

Minority interest in consolidated real estate partnerships	191,948	75,535
Minority interest in Aimco Operating Partnership	303,905	374,937
STOCKHOLDERS' EQUITY
Class A Common Stock	939	938
Additional paid-in capital	3,052,420	3,050,057
Perpetual preferred stock	555,250	552,520
Convertible preferred stock	299,992	392,492
Distributions in excess of earnings	(998,018)	(776,577)
Unvested restricted stock	(9,880)	(7,079)
Notes due on common stock purchases	(40,046)	(48,964)

	2,860,657	3,163,387

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,113,362	$10,316,601

GAAP Statements of Cash Flows
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended December 31, 2003	Year Ended December 31, 2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$158,857	$169,046
Total adjustments to reconcile net income	271,401	328,243

Net cash provided by operating activities	430,258	497,289

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of and additions to real estate	(126,046)	(578,745)
Initial capital expenditures	(24,842)	(34,697)
Capital Replacements	(90,602)	(82,381)
Capital Enhancements	(3,006)	(7,528)
Redevelopment additions to real estate	(103,156)	(145,490)
Proceeds from dispositions of real estate	697,642	370,837
Disposition capital expenditures	(23,922)	—
Purchase of general and limited partnership interests and other assets	(41,356)	(68,485)
Originations of notes receivable from unconsolidated real estate partnerships	(71,969)	(109,475)
Proceeds from collection of notes receivable	60,576	83,332
Cash paid in connection with merger/acquisition related costs	(16,383)	(260,874)
Distributions received from investments in unconsolidated real estate partnerships	64,046	10,780
Other investing activities	(9,078)	36,349

Net cash provided by (used in) investing activities	311,904	(786,377)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from secured notes payable borrowings	445,793	956,565
Principal repayments on secured notes payable	(755,786)	(642,745)
Proceeds from tax-exempt bond financing	14,505	297,551
Principal repayments on tax-exempt bond financing	(77,793)	(423,613)
Net borrowings on term loans and revolving credit facility	29,376	192,509
Redemption of preferred stock	(239,770)	—
Proceeds from issuance of mandatorily redeemable preferred securities	97,250	—
Proceeds from issuance of Class A Common Stock and exercise of options/warrants	2,738	372,502
Proceeds from issuance of preferred stock	144,808	50,511
Payment of Class A Common Stock dividends	(285,054)	(278,867)
Payment of preferred stock dividends	(87,599)	(94,591)
Contributions from minority interest	100,684	—
Payment of distributions to minority interest	(107,964)	(109,366)
Other financing activities	(8,471)	(11,815)

Net cash (used in) provided by financing activities	(727,283)	308,641

NET INCREASE IN CASH AND CASH EQUIVALENTS	14,879	19,553
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	97,136	78,462
NET INCREASE IN CASH AND CASH EQUIVALENTS INCLUDED WITHIN ASSETS HELD FOR SALE FROM BEGINNING TO END OF PERIOD	(13,886)	(879)

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$98,129	$97,136

GLOSSARY

        GLOSSARY OF NON-GAAP FINANCIAL AND OPERATING MEASURES: Financial and operating measures found in the Earnings Release and Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with generally accepted accounting principles, or GAAP. These measures are defined below and, where appropriate, reconciled on the accompanying Supplemental Schedules to the most comparable GAAP measures.

        ADJUSTED FUNDS FROM OPERATIONS (AFFO): AFFO is FFO (diluted) less both Capital Replacement expenditures and Capital Enhancement expenditures, plus non-cash charges for redemption related preferred stock issuance costs and impairment losses, all of which are adjusted for the Aimco operating partnership's share (AIMCO Properties, L.P.). Similar to FFO, AFFO captures real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. AFFO also reflects that Capital Replacements are necessary to maintain, and Capital Enhancements are made to improve, the associated real estate assets.

        Please see Supplemental Schedules I and II for AFFO data reconciled to Net Income as determined in accordance with GAAP.

        CAPITAL REPLACEMENTS AND CAPITAL ENHANCEMENTS (CR AND CE): CR and CE are components of total capital expenditures. CR expenditures are required to maintain Aimco's assets and CE expenditures are made to improve Aimco's assets by adding a new feature or revenue source.

        CR and CE spending are components of capital expenditures denoted as line items in the GAAP Statement of Cash Flows.

        DISPOSITION CAPITAL EXPENDITURES: Disposition Capital Expenditures are those capital expenditures made on conventional and affordable properties sold, held for sale, or identified as to-be-sold within one year and those capital expenditures made on certain affordable properties that are subject to regulatory restrictions on distribution and that are expected to be sold on completion of regulatory requirements.

        FREE CASH FLOW (FCF): FCF, as defined by Aimco, is net operating income from real estate minus Capital Replacement spending required to maintain, and Capital Enhancement spending made to improve, the related assets. FCF also includes cash flows generated from the Investment Management Business, Interest and Other Income, General and Administrative expenses, Provision for losses on accounts, fees and notes receivable and other expenses incurred by Aimco. FCF measures profitability of operations and is prior to the cost of capital. Because Aimco has substantial unconsolidated real estate interests, it is useful for management and investors to understand, in addition to consolidated cash flows, cash flows related to Aimco's unconsolidated real estate holdings.

        Please see Supplemental Schedule II for FCF data reconciled to Net Income as determined in accordance with GAAP.

        FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance defined by the National Association of Real Estate Investment Trusts, or NAREIT, as net income (loss), computed in accordance with GAAP, excluding gains and losses from extraordinary items, dispositions of depreciable real estate property, dispositions of real estate from discontinued operations, net of related income taxes, plus real estate related depreciation and amortization (excluding amortization of financing costs), including depreciation for unconsolidated real estate partnerships, joint ventures and discontinued operations. Aimco calculates FFO based on the NAREIT definition, as further adjusted for amortization of intangibles and deficit distributions to minority partners. Aimco calculates FFO (diluted) by subtracting redemption related preferred stock issuance costs and dividends/distributions on preferred stock/partnership units (net of preferred dividends/distributions relating to convertible securities the conversion of which is dilutive to FFO) and adding back the interest expense on mandatorily redeemable convertible preferred securities the conversion of which is dilutive to FFO. FFO is helpful to investors in understanding Aimco's performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco's method for computing FFO is comparable with that of other real estate investment trusts.

        Please see Supplemental Schedules I and II for FFO data reconciled to Net Income as determined in accordance with GAAP.

        NET RENTAL INCOME (NRI): NRI is an operating measure calculated as the product of the number of rental units in Aimco's "Same Store" portfolio multiplied by occupancy multiplied by average effective rent per unit. NRI does not reflect income from all sources and does not reflect operating expenses. Therefore, NRI is not a measure of net operating income or earnings.

        SAME STORE: Same Store is used commonly to describe conventional properties in which Aimco's ownership exceeds 10% and that have reached a stabilized level of occupancy during both the current and comparable prior year period. These results measure operating performance without variations caused by investment transactions.

        Aimco provides data for consolidated Same Store properties as well as its proportionate share of consolidated and unconsolidated Same Store properties. To ensure comparability, the information for all periods shown is based on current period ownership.

        Please see Supplemental Schedules VIII through XIII for Same Store data reconciled to Rental and other property revenues and Property operating expense as determined in accordance with GAAP.

        UNCONSOLIDATED BALANCE SHEET ITEMS: Unconsolidated balance sheet items such as Aimco's share of unconsolidated cash, unconsolidated restricted cash, unconsolidated accounts receivable, unconsolidated current liabilities and unconsolidated debt are components of Balance Sheet line items on the GAAP Financial Statements that are useful in understanding Aimco's proportionate share of assets and liabilities, prior to consolidation in GAAP financial statements.

Supplemental Schedule I
Funds From Operations and Adjusted Funds From Operations [a]
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2003	2002	2003	2002
Operating Activities:
Net Income	$37,169	$6,609	$158,857	$169,046
Depreciation of rental property, net of minority partners' interest	78,888	72,786	298,255	241,325
Depreciation of rental property related to unconsolidated entities	6,486	7,527	25,817	33,549
(Gain) loss on dispositions of real estate related to unconsolidated entities	(969)	26,829	(3,178)	22,362
Deficit distributions to minority partners	1,744	11,705	22,672	26,979
Amortization of intangibles	1,986	832	6,702	4,026
Discontinued operations:
(Gain) loss on dispositions of real estate, net of minority partners' interest	(34,390)	(4,411)	(101,849)	6,021
Depreciation of rental property, net of minority partners' interest	828	7,252	14,906	29,580
Deficit distributions to minority partners	(6,640)	—	(10,718)	1,321
Income tax arising from disposals	7,022	1,955	12,134	2,507
Minority interest in Aimco Operating Partnership's share of above adjustments	(6,029)	(14,851)	(29,910)	(44,500)

Funds From Operations	86,095	116,233	393,688	492,216
Preferred stock dividends	(19,533)	(22,092)	(85,920)	(93,558)
Redemption related preferred stock issuance costs	—	—	(7,645)	—
Dividends/distributions on dilutive preferred securities	1,077	7,178	11,330	38,091
Interest expense on mandatorily redeemable convertible preferred securities	246	279	987	1,161

Funds From Operations Attributable to Common Stockholders — Diluted	$67,885	$101,598	$312,440	$437,910
Capital Replacements [b]	(18,751)	(21,881)	(86,680)	(82,882)
Capital Enhancements	(232)	(1,822)	(2,609)	(7,972)
Impairment loss on investment in unconsolidated real estate partnerships	4,122	1,724	4,122	5,540
Impairment loss on real estate assets sold or held for sale, net of minority partners' interest	431	2,727	8,991	2,937
Redemption related preferred stock issuance costs	—	—	7,645	—
Minority interest in Aimco Operating Partnership's share of above adjustments	1,587	2,311	7,741	9,885
Dividends/distributions on non-dilutive preferred securities	908	(3,813)	(3,157)	(8,299)

Adjusted Funds From Operations Attributable to Common Stockholders — Diluted	$55,950	$80,844	$248,493	$357,119

Funds From Operations:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents	93,206	92,460	92,968	86,773
Dilutive preferred securities	1,737	7,745	3,639	9,588

	94,943	100,205	96,607	96,361

Adjusted Funds From Operations:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents	93,206	92,460	92,968	86,773
Dilutive preferred securities	2,758	4,496	2,849	7,836

	95,964	96,956	95,817	94,609

Per Share:
Funds From Operations — Diluted	$0.72	$1.01	$3.23	$4.54
Funds From Operations — Diluted (excluding impairment losses and redemption related preferred stock issuance costs) [c]	$0.76	$1.05	$3.44	$4.64
Adjusted Funds From Operations — Diluted	$0.58	$0.83	$2.59	$3.77
Dividends Declared	$0.60	$0.82	$2.84	$3.28

[a]
Effective with the fourth quarter 2003 and for all periods presented, Aimco has adjusted its presentation of Funds From Operations (FFO) to conform to the NAREIT definition to deduct the Aimco Operating Partnership's share of all adjustments and remove the common partnership units in the Aimco Operating Partnership, which had previously been assumed to have been redeemed in exchange for Aimco's Class A Common Stock.

[b]
In second quarter 2003, on a prospective basis, Aimco began classifying capital spending on properties sold, held for sale or identified to be sold as Disposition Capital Expenditures. As a result, Capital Replacements now reflects the capital spending on non-sale properties.

[c]
On October 1, 2003, NAREIT clarified its definition of FFO to include impairment losses, which previously had been added back to calculate FFO. Although Aimco's presentation conforms with the NAREIT definition, Aimco considers such approach to be inconsistent with the treatment of gains on dispositions of real estate, which are not included in FFO. Aimco no longer adds back impairment losses when computing FFO in accordance with this clarification. As a result, FFO for the three months and year ended December 31, 2003 includes impairment losses of $4.6 million and $13.1 million, respectively. FFO for the three months and year ended December 31, 2002 includes an adjustment of $4.5 million and $8.5 million, respectively, to reflect this change.

As a result of the Securities and Exchange Commission's interpretation of Emerging Issues Task Force Topic D-42, Aimco has complied with the clarification of including redemption related preferred stock issuance costs for all prior periods presented in FFO. Therefore, FFO for the year ended December 31, 2003 includes issuance costs of $7.6 million.

Supplemental Schedule II
Free Cash Flow from Business Segments
For the Three Months Ended December 31, 2003
(in thousands, except unit and monthly rent data)
(unaudited)

	Consolidated	Unconsolidated	Total	%
Real Estate
Conventional Apartments
Average monthly rent greater than $1,200 per unit (10,012 equivalent units)	$21,483	$971	$22,454	12.8%
Average monthly rent $1,000 to $1,200 per unit (10,590 equivalent units)	19,549	371	19,920	11.4%
Average monthly rent $900 to $1,000 per unit (14,287 equivalent units)	24,739	327	25,066	14.3%
Average monthly rent $800 to $900 per unit (7,760 equivalent units)	10,601	274	10,875	6.2%
Average monthly rent $700 to $800 per unit (16,987 equivalent units)	20,064	902	20,966	12.0%
Average monthly rent $600 to $700 per unit (29,400 equivalent units)	30,059	1,171	31,230	17.9%
Average monthly rent $500 to $600 per unit (35,684 equivalent units)	29,039	701	29,740	17.0%
Average monthly rent less than $500 per unit (16,603 equivalent units)	9,495	449	9,944	5.7%

Subtotal conventional real estate contribution to Free Cash Flow (141,323 equivalent units)	165,029	5,166	170,195	97.3%
Affordable Apartments (21,584 equivalent units)	13,582	8,456	22,038	12.6%
University communities (2,358 equivalent units)	2,546	159	2,705	1.5%
Other real estate	935	—	935	0.5%
Minority partners' interest	(15,456)	—	(15,456)	-8.7%

Total real estate contribution to Free Cash Flow	166,636	13,781	180,417	103.2%
Investment Management Business
Management contracts (property, risk and asset management)
Controlled properties	(9,607)	—	(9,607)	-5.5%
Third party with terms in excess of one year	346	—	346	0.2%
Third party cancelable in 30 days	209	—	209	0.1%
Insurance claim losses	380	—	380	0.2%

Investment management business contribution to Free Cash Flow before activity based fees	(8,672)	—	(8,672)	-5.0%
Activity based fees	6,303	—	6,303	3.6%

Total investment management business contribution to Free Cash Flow	(2,369)	—	(2,369)	-1.4%
Interest and other income
General partner loan interest	4,471	—	4,471	2.6%
Money market and interest bearing accounts	1,537	—	1,537	0.9%
Transactional income	723	—	723	0.4%

Total interest and other income contribution to Free Cash Flow	6,731	—	6,731	3.9%
General and administrative expenses	(9,277)	—	(9,277)	-5.3%
Provision for losses on notes receivable	(718)	—	(718)	-0.4%

Free Cash Flow	$161,003	$13,781	$174,784	100.0%

Supplemental Schedule II (continued)
Free Cash Flow from Business Segments
For the Three Months Ended December 31, 2003
(in thousands, except per share data)
(unaudited)

	Basic			Diluted
	Consolidated	Unconsolidated	Total	Total
Free Cash Flow	$161,003	$13,781	$174,784	$174,784
Cost of Senior Capital
Interest expense:
Secured debt:
Long-term, fixed rate	(78,280)	(7,986)	(86,266)	(86,266)
Long-term, floating rate	(8,090)	(119)	(8,209)	(8,209)
Short-term	(1,957)	(114)	(2,071)	(2,071)
Lines of credit and other unsecured debt	(6,727)	—	(6,727)	(6,727)
Interest expense on mandatorily redeemable preferred securities	(1,479)	—	(1,479)	(1,479)
Interest expense on mandatorily redeemable convertible preferred securities	(246)	—	(246)	—
Interest capitalized	2,076	31	2,107	2,107

Total interest expense before minority partners' share	(94,703)	(8,188)	(102,891)	(102,645)
Minority partners' share of interest expense	10,119	—	10,119	10,119

Total interest expense after minority partners' share	(84,584)	(8,188)	(92,772)	(92,526)
Distributions on preferred OP units	(1,985)	—	(1,985)	—
Dividends on preferred stock	(19,533)	—	(19,533)	(20,441)

Total distributions/dividends on preferred OP units and stock	(21,518)	—	(21,518)	(20,441)
Capital Replacements/Enhancements	17,926	1,057	18,983	18,983
Amortization of intangibles	(1,986)	—	(1,986)	(1,986)
Gain on dispositions of real estate related to unconsolidated entities	969	—	969	969
Impairment loss on investment in unconsolidated real estate partnerships	(4,122)	—	(4,122)	(4,122)
Income from discontinued operations, net	28,964	—	28,964	28,964
Depreciation on rental property, net of minority partners' interest	(78,888)	(6,486)	(85,374)	(85,374)
Deficit distributions to minority partners	(1,744)	—	(1,744)	(1,744)
Minority interest in Aimco Operating Partnership, common	1,452	—	1,452	1,452
Interest expense on mandatorily redeemable convertible preferred securities	—	—	—	(246)
Dividends/distributions on dilutive preferred securities	—	—	—	(1,077)

Net income attributable to common stockholders	17,472	164	17,636	17,636
Gain on dispositions of real estate related to unconsolidated entities	(969)	—	(969)	(969)
Discontinued operations:
Gain on dispositions of real estate, net of minority partners' interest	(34,390)	—	(34,390)	(34,390)
Depreciation on rental property, net of minority partners' interest	828	—	828	828
Deficit distributions to minority partners	(6,640)	—	(6,640)	(6,640)
Income tax arising from disposals	7,022	—	7,022	7,022
Depreciation on rental property, net of minority partners' interest	78,888	6,486	85,374	85,374
Deficit distributions to minority partners	1,744	—	1,744	1,744
Amortization of intangibles	1,986	—	1,986	1,986
Minority interest in Aimco Operating Partnership's share of above adjustments	(6,029)	—	(6,029)	(6,029)
Interest expense on mandatorily redeemable convertible preferred securities	—	—	—	246
Dividends/distributions on dilutive preferred securities	—	—	—	1,077

Funds From Operations attributable to common stockholders	59,912	6,650	66,562	67,885
Capital Replacements	(17,696)	(1,055)	(18,751)	(18,751)
Capital Enhancements	(230)	(2)	(232)	(232)
Impairment loss on investment in unconsolidated real estate partnerships	4,122	—	4,122	4,122
Impairment loss on real estate assets sold or held for sale, net of minority partners' interest	431	—	431	431
Minority interest in Aimco Operating Partnership's share of above adjustments	1,587	—	1,587	1,587
Dividends/distributions on non-dilutive preferred securities	—	—	—	908

Adjusted Funds From Operations attributable to common stockholders	$48,126	$5,593	$53,719	$55,950

	Earnings	Shares	Earnings Per Share
Net Income
Basic	17,636	93,122	$0.19
Diluted	17,636	93,206	$0.19
FFO
Basic	66,562	93,122
Diluted	67,885	94,943
AFFO
Basic	53,719	93,122
Diluted	55,950	95,964

Reconciliation of FCF, FFO and AFFO to Net Income:

	For the Three Months Ended December 31, 2003
	FCF	FFO	AFFO
Amount per Free Cash Flow Schedule	$174,784	$66,562	$53,719
Total interest expense after minority partners' share	(92,772)	—	—
Dividends on preferred stock	—	19,533	19,533
Depreciation on rental property, net of minority partners' interest	(85,374)	(85,374)	(85,374)
Gain on dispositions of real estate related to unconsolidated entites	969	969	969
Impairment loss on investment in unconsolidated real estate partnerships	(4,122)	—	(4,122)
Discontinued operations:
Income from operations, net	28,964	—	—
Depreciation on rental property, net of minority partners' interest	—	(828)	(828)
Gain on dispositions of real estate, net of minority partners' interest	—	34,390	34,390
Impairment loss on real estate assets sold or held for sale, net of minority partners' interest	—	—	(431)
Deficit distributions to minority partners	—	6,640	6,640
Income tax arising from disposals	—	(7,022)	(7,022)
Deficit distributions to minority partners	(1,744)	(1,744)	(1,744)
Capital Replacements	18,751	—	18,751
Capital Enhancements	232	—	232
Minority interest in Aimco Operating Partnership's share of above adjustments	—	6,029	4,442
Minority interest in Aimco Operating Partnership	(533)	—	—
Amortization of intangibles	(1,986)	(1,986)	(1,986)

Net income	$37,169	$37,169	$37,169

Supplemental Schedule III
Free Cash Flow from Business Segments Detail
(in thousands)
(unaudited)

	See Supplemental Schedule II
	Equivalent Units	Total FCF	CR and CE (1) Expenditures	FCF before CR and CE
Real Estate
Conventional: with average monthly rent
Greater than $1,200 per unit	10,012	$22,454	$1,713	$24,167
$1,000 to $1,200 per unit	10,590	19,920	1,259	21,179
$900 to $1000 per unit	14,287	25,066	2,415	27,481
$800 to $900 per unit	7,760	10,875	1,245	12,120
$700 to $800 per unit	16,987	20,966	2,021	22,987
$600 to $700 per unit	29,400	31,230	3,365	34,595
$500 to $600 per unit	35,684	29,740	3,380	33,120
Less than $500 per unit	16,603	9,944	904	10,848

Subtotal conventional real estate contribution to Free Cash Flow	141,323	170,195	16,302	186,497
Affordable	21,584	22,038	2,334	24,372
University communities	2,358	2,705	246	2,951
Other real estate		935	101	1,036
Minority partners' interest		(15,456)		(15,456)

Total real estate contribution to Free Cash Flow	165,265	$180,417	$18,983	$199,400

Add minority partners' interest				15,456
Less unconsolidated contribution to Free Cash Flow				(13,781)
Less unconsolidated CR/CE spending				(1,057)

Rental and other property revenues less property operating expenses				$200,018

(1)
CR = Capital Replacements, CE = Capital Enhancements See definitions on Supplemental Schedule VI

Supplemental Schedule IV
Proportionate Income Statement Presentation (Including Proportionate Consolidated Income Statement)
For the Three Months Ended December 31, 2003
(in thousands, except per share data)
(unaudited)

					Reconciliation to Free Cash Flow From Business Segments [e]
		Proportionate Share of Unconsolidated Partnerships [b]		Proportionate Consolidated Income Statement [d]
	Aimco GAAP Income Statement [a]		Minority Partners' Interest [c]		Real Estate	Investment Management Business	Capital Replacements/ Enhancements	Free Cash Flow
REVENUES:
Rental and other property revenues	$362,737	$33,575	$(39,811)	$356,501	(356,501)	—	—	—
Management fees and other income primarily from affiliates	19,126	—	—	19,126	—	(19,126)	—	—

Total revenues	381,863	33,575	(39,811)	375,627	(356,501)	(19,126)	—	—

EXPENSES:
Property operating expenses	162,719	18,737	(24,355)	157,101	(157,101)	—		—
Management and other expenses	21,495	—	—	21,495	—	(21,495)	—	—
Depreciation of rental property	86,342	6,486	(7,454)	85,374	—	—	(18,983)	66,391
Amortization of intangibles	1,986	—	—	1,986	—	—	—	1,986
General and administrative expenses	9,277	—	—	9,277	—	—	—	9,277
Provision for losses on accounts, fees and notes receivable	718	—	—	718	—	—	—	718

Total expenses	282,537	25,223	(31,809)	275,951	(157,101)	(21,495)	(18,983)	78,372

Real estate contribution to Free Cash Flow	—	—	—	—	199,400		(18,983)	180,417
Investment management business contribution to Free Cash Flow	—	—	—	—		(2,369)		(2,369)

Operating Income	99,326	8,352	(8,002)	99,676	—	—	—	99,676
Interest and other income	6,731	—	—	6,731	—	—	—	6,731
Interest expense	(94,703)	(8,188)	10,119	(92,772)	—	—	—	(92,772)
Equity in earnings of unconsolidated real estate partnerships	164	(164)	—	—	—	—	—	—
Deficit distributions to minority partners	(1,744)	—	—	(1,744)	—	—	—	(1,744)
Impairment loss on investment in unconsolidated real estate partnerships	(4,122)	—	—	(4,122)	—	—	—	(4,122)
Gain on dispositions of real estate related to unconsolidated entities	969	—	—	969	—	—	—	969

Income before minority interests and discontinued operations	6,621	—	2,117	8,738	—	—	—	8,738

Minority interests:
Minority interest in consolidated real estate partnerships	2,117	—	(2,117)	—	—	—	—	—
Minority interest in Aimco Operating Partnership, preferred	(1,985)	—	—	(1,985)	—	—	—	(1,985)
Minority interest in Aimco Operating Partnership, common	1,452	—	—	1,452	—	—	—	1,452

Total minority interest	1,584	—	(2,117)	(533)	—	—	—	(533)
Income from continuing operations	8,205	—	—	8,205	—	—	—	8,205
Discontinued operations:
Income from discontinued operations, net	28,964	—	—	28,964	—	—	—	28,964

Net income	$37,169	—	—	$37,169	—	—	—	$37,169

Net income attributable to preferred stockholders	$19,533			$19,533			$19,533

Net income attributable to common stockholders	$17,636			$17,636			$17,636

Basic earnings per common share	$0.19			$0.19			$0.19

Diluted earnings per common share	$0.19			$0.19			$0.19

Weighted average number of common shares outstanding	93,122
Weighted average number of common shares and common share equivalents outstanding	93,206
Dividends declared per common share	$0.60

[a]
Aimco's consolidated statement of income on a GAAP basis

[b]
Aimco's proportionate share of unconsolidated real estate partnerships

[c]
Aimco's proportionate share of minority interest in consolidated real estate partnerships

[d]
Total consolidated operations plus Aimco's proportionate share of unconsolidated real estate partnerships less minority partners' share of consolidated operations

[e]
Reconciliation of the proportionate consolidated income statement to Free Cash Flow from Business Segments (Supplemental Schedule II)

Supplemental Schedule V
Selected Statistical and Balance Sheet Information
As of December 31, 2003
(in thousands, except Other Data)
(unaudited)

I.
Property Debt:

A.
Property Debt Detail

	Amount		Weighted Rate
Consolidated
Fixed	$4,620,377		6.94%
Floating	1,069,194		2.56%

Sub-Total Consolidated	5,689,571	(1)	6.12%

Unconsolidated (Aimco's share)
Fixed	337,828		6.23%
Floating	16,532		3.56%

Sub-Total Unconsolidated	354,360	(2)	6.15%

Total Mortgage Debt (Consolidated and Pro Rata Share Unconsolidated)	6,043,931		6.12%

Minority Interest	(728,495	)(3)	6.65%

Aimco's Share of Mortgage Debt	$5,315,436		6.04%

II.
Asset and Liability Detail

A.
Assets

Unconsolidated cash	$13,737	(2)
Unconsolidated restricted cash	37,269	(2)
Unconsolidated accounts receivable	2,450	(2)
Unconsolidated other assets	8,684	(2)
Minority interest share of cash/restricted cash	31,018	(3)
Minority interest share of notes receivable	60,264	(3)
Goodwill	99,811	(4)
Land held for future development	10,000	(5)
  B.
  Current Liabilities

Unconsolidated current liabilities	(71,812	)(2)
III.
Acquisitions for the Quarter Ended December 31, 2003:

Limited Partner Equity Interests	$16,000
Miami Property Acquisition	$57,500
IV.
Common Shares and Operating Partnership Units Outstanding as of December 31, 2003:

Class A Common Stock	93,887
Common Partnership Units and equivalents	11,654

105,541

V.
Preferred Securities:

	Coupon	Amount	Shares/Units Outstanding	Current Quarter Weighted Avg Common Share Equivalents
Perpetual:
Class D	8.75%	$67,500	2,700,000	—
Class G	9.375%	101,250	4,050,000	—
Class Q	10.10%	63,250	2,530,000	—
Class R	10.00%	173,500	6,940,000	—
Class T	8.00%	150,000	6,000,000	—

Total perpetual		$555,500	22,220,000	—

Convertible:
Class N	9.00%	100,000	4,000,000	1,904,762
Class O	9.00%	100,000	1,904,762	1,904,762
Class P	9.00%	99,992	3,999,662	1,785,563

		299,992	9,904,424	5,595,087
Preferred OP units	8.76%	90,835	3,322,215	2,453,274

Total convertible		$390,827	13,226,639	8,048,361

Mandatorily Redeemable Preferred Securities:
Class S cumulative redeemable preferred securities	Libor + 2.75%	98,500(6)	4,000,000	—
Convertible preferred securities	6.50%	15,119	302,385	304,774

Total mandatorily redeemable preferred securities		$113,619	4,302,385	304,774

Total preferred securities		$1,059,946	39,749,024	8,353,135

VI.
Other Data:

	4Q03	4Q02
Conventional same store:
Weighted average physical occupancy	91.8%	91.3%
Average monthly rent per occupied unit	$719	$735
Conventional total portfolio:
Weighted average physical occupancy	90.7%	89.3%
Average monthly rent per occupied unit	$729	$737

Notes:

(1)
Includes $40,670 of debt related to assets held for sale

(2)
These amounts are included in Investment in unconsolidated real estate partnerships on the GAAP Balance Sheet

(3)
These amounts are included in Minority interest in consolidated real estate partnerships on the GAAP Balance Sheet
Minority interest share of mortgage debt includes $6,558 of minority interest related to liabilities related to assets held for sale.

(4)
This amount is included in Other assets on the GAAP Balance Sheet

(5)
This amount is included in Land on the GAAP Balance Sheet

(6)
On January 30, 2004, Aimco redeemed 1,015,228 shares ($25 million) of Class S cumulative redeemable preferred securities

Supplemental Schedule VI
Capital Expenditures
For the Year Ended December 31, 2003
(in thousands)
(unaudited)

I.     Capital Expenditures

        For the year ended December 31, 2003, Aimco spent a total of $86.7 million and $2.6 million, respectively, for Capital Replacements (expenditures required to maintain the related asset) and Capital Enhancements (expenditures that add a new feature or revenue source at a property). These amounts represent Aimco's share of the total spending on both consolidated and unconsolidated real estate partnerships.

        The table below details Aimco's actual spending based on a per unit and total dollar basis (based on approximately 154,000 units) for the year ended December 31, 2003:

	Capital Replacements Actual Cost Per Unit	Capital Enhancements Actual Cost Per Unit	Total CR/CE Actual Cost Per Unit	Capital Replacements Actual Cost (in thousands)	Capital Enhancements Actual Cost (in thousands)	Total CR/CE Actual Cost (in thousands)
Carpets	$117	$—	$117	$17,994	$17	$18,011
Flooring	32	—	32	4,952	—	4,952
Appliances	34	2	36	5,296	236	5,532
Blinds/shades	5	—	5	785	—	785
Furnace/air	35	—	35	5,409	13	5,422
Hot Water Heaters	9	—	9	1,386	21	1,407
Kitchen/bath	13	—	13	1,932	8	1,940
Exterior painting	25	—	25	3,853	23	3,876
Landscaping	19	1	20	2,925	149	3,074
Pool/exercise facilities	18	—	18	2,679	65	2,744
Computers, miscellaneous	26	3	29	4,007	383	4,390
Roofs	17	—	17	2,674	2	2,676
Parking lot	12	—	12	1,802	10	1,812
Building (electrical,elevator, plumbing)	72	—	72	11,017	28	11,045
Submetering	—	7	7	—	1,088	1,088
Capitalized payroll and other indirect costs	129	4	133	19,969	566	20,535

Total Aimco's share	$563	$17	$580	$86,680	$2,609	$89,289

Plus minority partners' share of consolidated spending				10,117	437	10,554
Less Aimco's share of unconsolidated spending				(6,195)	(40)	(6,235)

Total spending per Consolidated Statement of Cash Flows				$90,602	$3,006	$93,608

        For the year ended December 31, 2003, Aimco spent a total of $24.8 million for Initial Capital Expenditures or "ICE," which are expenditures for a property that were identified at the time the property was acquired as expenditures to be incurred within a specified period of time of the acquisition, typically one year.

        For the year ended December 31, 2003, Aimco spent a total of $86.5 million for redevelopment, which are expenditures that substantially upgrade the related property.

        Aimco's share of the total spending on both consolidated and unconsolidated partnerships are as follows (in millions):

	Year Ended December 31, 2003
	ICE	Redevelopment	Totals
Conventional Assets	$15.9	$79.1	$95.0
Affordable Assets	8.9	7.4	16.3

Total Aimco's share	$24.8	$86.5	$111.3

Plus minority partners' share of consolidated spending	0.4	24.9	25.3
Less Aimco's share of unconsolidated spending	(0.4)	(8.2)	(8.6)

Total spending per Consolidated Statement of Cash Flows	$24.8	$103.2	$128.0

II.    Disposition Capital Expenditures

        For the year ended December 31, 2003, Aimco spent $25.5 million for Disposition Capital Expenditures. Dispoosition Capital Expenditures are those capital expenditures made on conventional and affordable properties sold, held for sale, or identified as to-be-sold within one year and those capital expenditures made on certain affordable properties that are subject to regulatory restrictions on distributions and that are expected to be sold upon completion of regulatory requirements.

Year Ended December 31, 2003 Disposition Capital Expenditures
Conventional Assets	$15.1
Affordable Assets	10.4

Total Aimco's share	$25.5

Plus minority partners' share of consolidated spending	2.7
Less Aimco's share of unconsolidated spending	(4.3)

Total spending per Consolidated Statement of Cash Flows	$23.9

        These expenditures were funded by net cash provided by operating activities, working capital reserves and borrowings under Aimco's revolving credit facility.

Supplemental Schedule VII
Apartment Investment and Management Company
Summary of 2003 Redevelopment Activity
As of December 31, 2003
(in millions, except unit data)
(values are not adjusted for Aimco's ownership)
(unaudited)

				Cost in Millions						Number of Units
						Redevelopment Timing
		Ownership %	Number of Units		Spent to Date							Out of Service
				Total Spending		Acquisition	Start	Complete	Stabilization	Completed	Leased
Flamingo South Beach	Miami Beach, FL	77.0%	1,687	$279.3	$269.7	Q3 1997	Q3 1997	Q1 2004	Q1 2005	1,406	987	281
Reflections	Indianapolis, IN	51.6%	582	$17.7	$17.7	Q4 1998	Q2 2001	Q4 2003	Q1 2004	582	482	0
Glenbridge Manors	Cincinnati, OH	50.8%	290	$29.2	$29.2	Q4 1998	Q3 2001	Q4 2003	Q1 2004	287	263	3
The Ashford	Atlanta, GA	100.0%	221	$20.2	$20.2	Q4 1995	Q2 2001	Q2 2003	Q4 2003	221	200	0
Franklin Oaks	Franklin, TN	100.0%	468	$4.2	$1.6	Q4 1998	Q4 2003	Q4 2004	Q4 2004	0	0	n/a
Plainview	Louisville, KY	42.2%	157	$5.8	$5.5	Q4 1991	Q1 2003	Q3 2003	Q1 2004	157	111	0
Cherry Creek Gardens	Denver, CO	61.1%	296	$4.0	$0.5	Q1 1996	Q3 2003	Q1 2005	Q1 2005	0	0	n/a
Westlake Arms	Indianapolis, IN	100.0%	1,381	$2.6	$0.9	Q1 1995	Q3 2003	Q3 2004	Q3 2004	0	0	n/a
Chimney Hill	Marietta, GA	56.5%	326	$33.2	$2.2	Q2 1998	Q4 2003	Q2 2005	Q2 2006	0	0	326

	Total		5,408	$396.2	$347.5					2,653	2,043	610

Supplemental Schedule VIII
Income Statement Information
Q4 2003 compared to Q4 2002
(in thousands)
(unaudited)

	Three Months Ended December 31, 2003	Three Months Ended December 31, 2002	Change Q4 2003 vs Q4 2002	% Change Q4 2003 vs Q4 2002
Revenues:
Consolidated same store properties	$307,087	$312,497	$(5,410)	-1.7%
Acquisition properties	2,599	—	2,599	—
Newly consolidated properties	9,095	—	9,095	—
Affordable properties	29,036	30,564	(1,528)	-5.0%
Redevelopment properties	10,666	7,704	2,962	38.4%
Other properties	4,254	2,914	1,340	46.0%

Total rental and other property revenues	$362,737	$353,679	$9,058	2.6%

Expenses:
Consolidated same store properties	$127,067	$117,960	$9,107	7.7%
Acquisition properties	726	—	726	—
Newly consolidated properties	3,708	—	3,708	—
Affordable properties	14,225	14,536	(311)	-2.1%
Redevelopment properties	7,969	4,009	3,960	98.8%
Partnership expenses	3,685	1,169	2,516	215.2%
Property management expense	5,616	4,055	1,561	38.5%
Casualty gains	(3,279)	—	(3,279)	—
Other properties	3,002	2,427	575	23.7%

Total property operating expense	$162,719	$144,156	$18,563	12.9%

Net Operating Income:
Consolidated same store properties	$180,020	$194,537	$(14,517)	-7.5%
Acquisition properties	1,873	—	1,873	—
Newly consolidated properties	5,387	—	5,387	—
Affordable properties	14,811	16,028	(1,217)	-7.6%
Redevelopment properties	2,697	3,695	(998)	-27.0%
Partnership expenses	(3,685)	(1,169)	(2,516)	215.2%
Property management expense	(5,616)	(4,055)	(1,561)	38.5%
Casualty gains	3,279	—	3,279	—
Other properties	1,252	487	765	157.1%

Total net operating income	$200,018	$209,523	$(9,505)	-4.5%

Reconciliation of consolidated same store properties to Aimco's share of same store sales:
Revenues:
Consolidated same store properties	$307,087	$312,497	$(5,410)
Plus: Newly consolidated properties	3,070	—	3,070
Less: Minority partners' share of consolidated same store	(30,890)	(31,507)	617
Plus: Aimco's share of unconsolidated same store	11,034	14,252	(3,218)

Aimco's share of same store sales	$290,301	$295,242	$(4,941)	-1.7%

Expenses:
Consolidated same store properties	$127,067	$117,960	$9,107
Plus: Newly consolidated properties	1,257	—	1,257
Less: Minority partners' share of consolidated same store	(13,263)	(12,420)	(843)
Plus: Aimco's share of unconsolidated same store	5,267	4,834	433

Aimco's share of same store sales	$120,328	$110,374	$9,954	9.0%

Net Operating Income:
Consolidated same store properties	$180,020	$194,537	$(14,517)
Plus: Newly consolidated properties	1,813	—	1,813
Less: Minority partners' share of consolidated same store	(17,627)	(19,087)	1,460
Plus: Aimco's share of unconsolidated same store	5,767	9,418	(3,651)

Aimco's share of same store sales	$169,973	$184,868	$(14,895)	-8.1%

DEFINITIONS:

        Consolidated same store properties — consist of all conventional properties owned, stabilized and consolidated for at least one year as of the beginning of the most recent quarter and for the relevant comparable period.

        Acquisition properties — consist of all consolidated properties owned less than one year as of the beginning of the most recent quarter.

        Newly consolidated properties — consist of all properties consolidated for less than one year as of the beginning of the most recent quarter.

        Affordable properties — consist of all affordable properties (which are properties that benefit from governmental programs designed to provide housing for people with low or moderate incomes) owned, stabilized and consolidated for at least one year as of the beginning of the most recent quarter.

        Redevelopment properties — consist of all consolidated properties where (i) a substantial number of available units have been vacated for major renovations and have not been stabilized for at least one year as of the beginning of the most recent quarter or (ii) significant renovation is underway or has been complete for less than one year on exteriors, common areas and/or unit improvements (on turns) and the properties have been removed from Same Store Sales.

        Other properties — consist of all consolidated properties that are not multifamily (such as commercial, university communities, etc).

        Partnership expenses — consist of expenses incurred at the partnership level either directly or indirectly (such as partnership audit, tax and legal expenses).

        Property management expenses — consist of off-site expenses associated with the self-management of consolidated properties.

Supplemental Schedule IX
Same Store Sales
Fourth Quarter 2003 versus Fourth Quarter 2002
(unaudited) (in thousands, except site and unit data)

										Change Three Months Ended December 31, 2003 From December 31, 2002
				Three Months Ended December 31, 2003			Three Months Ended December 31, 2002
										Revenue		Expenses		NOI
	Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%
Northeast
Washington	28	12,458	82.02%	29,161	9,890	19,271	28,863	8,609	20,254	298	1.0%	1,281	14.9%	(983)	-4.9%
New England	12	4,735	96.32%	14,665	4,711	9,954	14,775	4,156	10,619	(110)	-0.7%	555	13.4%	(665)	-6.3%
Philadelphia	12	5,734	78.77%	14,276	4,905	9,371	13,893	4,517	9,376	383	2.8%	388	8.6%	(5)	-0.1%
Baltimore	11	2,044	79.52%	4,246	1,535	2,711	4,108	1,291	2,817	138	3.4%	244	18.9%	(106)	-3.8%
Dutchess County	1	835	100.00%	2,383	806	1,577	2,253	693	1,560	130	5.8%	113	16.3%	17	1.1%
Hartford	2	650	100.00%	1,694	500	1,194	1,789	509	1,280	(95)	-5.3%	(9)	-1.8%	(86)	-6.7%
Other Markets	1	324	69.85%	455	176	279	427	162	265	28	6.6%	14	8.6%	14	5.3%

	67	26,780	84.51%	66,880	22,523	44,357	66,108	19,937	46,171	772	1.2%	2,586	13.0%	(1,814)	-3.9%
Southeast
Atlanta	21	5,931	83.04%	8,477	4,450	4,027	8,900	4,206	4,694	(423)	-4.8%	244	5.8%	(667)	-14.2%
Norfolk	12	3,565	83.75%	6,967	2,394	4,573	6,704	2,123	4,581	263	3.9%	271	12.8%	(8)	-0.2%
Nashville	11	3,752	79.43%	5,596	2,088	3,508	5,361	1,889	3,472	235	4.4%	199	10.5%	36	1.0%
Raleigh-Durham-Chapel Hill	10	2,843	71.10%	3,356	1,535	1,821	3,584	1,496	2,088	(228)	-6.4%	39	2.6%	(267)	-12.8%
Charlotte-Gastonia-Rock Hill	11	2,336	87.46%	2,985	1,600	1,385	2,907	1,605	1,302	78	2.7%	(5)	-0.3%	83	6.4%
Richmond — Petersburg	7	1,513	78.41%	2,536	838	1,698	2,444	780	1,664	92	3.8%	58	7.4%	34	2.0%
Columbia	6	1,438	65.39%	1,566	695	871	1,533	707	826	33	2.2%	(12)	-1.7%	45	5.4%
Charleston	3	680	65.39%	1,182	430	752	1,111	426	685	71	6.4%	4	0.9%	67	9.8%
Savannah	2	416	65.39%	801	287	514	763	295	468	38	5.0%	(8)	-2.7%	46	9.8%
Other Markets	30	6,320	78.58%	7,802	3,619	4,183	8,028	3,400	4,628	(226)	-2.8%	219	6.4%	(445)	-9.6%

	113	28,794	80.10%	41,268	17,936	23,332	41,335	16,927	24,408	(67)	-0.2%	1,009	6.0%	(1,076)	-4.4%
Florida
Orlando — Daytona	24	6,132	88.01%	10,075	4,449	5,626	10,160	4,421	5,739	(85)	-0.8%	28	0.6%	(113)	-2.0%
Tampa-St. Petersburg	21	5,637	88.70%	9,230	4,033	5,197	9,465	3,906	5,559	(235)	-2.5%	127	3.3%	(362)	-6.5%
West Palm Beach-Boca	6	1,727	100.00%	3,983	1,505	2,478	4,048	1,458	2,590	(65)	-1.6%	47	3.2%	(112)	-4.3%
Jacksonville	6	2,406	75.86%	3,768	1,480	2,288	3,734	1,424	2,310	34	0.9%	56	3.9%	(22)	-1.0%
Miami	6	2,171	76.45%	5,414	2,547	2,867	5,349	2,054	3,295	65	1.2%	493	24.0%	(428)	-13.0%
FortLauderdale	4	1,122	88.56%	2,215	904	1,311	2,395	1,121	1,274	(180)	-7.5%	(217)	-19.4%	37	2.9%
Other Markets	1	136	72.33%	207	78	129	207	76	131	0	0.0%	2	2.6%	(2)	-1.5%

	68	19,331	87.07%	34,892	14,996	19,896	35,358	14,460	20,898	(466)	-1.3%	536	3.7%	(1,002)	-4.8%
Midwest
Chicago	22	6,323	91.11%	15,524	6,462	9,062	16,197	6,271	9,926	(673)	-4.2%	191	3.0%	(864)	-8.7%
Indianapolis	33	10,039	86.10%	13,334	6,287	7,047	14,093	6,110	7,983	(759)	-5.4%	177	2.9%	(936)	-11.7%
Grand Rapids-Lansing	14	5,094	92.72%	8,352	3,953	4,399	8,964	3,515	5,449	(612)	-6.8%	438	12.5%	(1,050)	-19.3%
Cincinnati — Dayton	19	3,733	79.47%	5,526	2,404	3,122	5,668	2,349	3,319	(142)	-2.5%	55	2.3%	(197)	-5.9%
Detroit — Ann Arbor	7	2,074	66.64%	2,877	1,294	1,583	2,857	1,158	1,699	20	0.7%	136	11.7%	(116)	-6.8%
Fort Wayne	3	2,440	96.29%	3,759	1,483	2,276	4,080	1,813	2,267	(321)	-7.9%	(330)	-18.2%	9	0.4%
Columbus	9	2,012	68.24%	2,361	980	1,381	2,362	1,017	1,345	(1)	0.0%	(37)	-3.6%	36	2.7%
Kansas City	5	1,296	60.53%	1,368	470	898	1,482	724	758	(114)	-7.7%	(254)	-35.1%	140	18.5%
Minneapolis — St Paul	4	1,098	59.46%	1,360	614	746	1,478	426	1,052	(118)	-8.0%	188	44.1%	(306)	-29.1%
Other Markets	15	3,096	55.54%	3,004	1,249	1,755	3,084	1,258	1,826	(80)	-2.6%	(9)	-0.7%	(71)	-3.9%

	131	37,205	81.58%	57,465	25,196	32,269	60,265	24,641	35,624	(2,800)	-4.6%	555	2.3%	(3,355)	-9.4%

										Change Three Months Ended December 31, 2003 From December 31, 2002
				Three Months Ended December 31, 2003			Three Months Ended December 31, 2002
										Revenue		Expenses		NOI
	Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%
Texas
Houston — Galveston	36	9,467	91.69%	13,792	7,078	6,714	14,846	6,412	8,434	(1,054)	-7.1%	666	10.4%	(1,720)	-20.4%
Dallas-Fort Worth	26	6,483	82.83%	8,561	4,727	3,834	9,256	4,660	4,596	(695)	-7.5%	67	1.4%	(762)	-16.6%
San Antonio	14	3,269	100.00%	5,032	2,425	2,607	4,841	2,129	2,712	191	3.9%	296	13.9%	(105)	-3.9%
Austin-San Marcos	10	2,217	92.42%	3,610	1,701	1,909	3,803	1,900	1,903	(193)	-5.1%	(199)	-10.5%	6	0.3%
Other Markets	8	1,747	71.65%	1,853	817	1,036	1,937	787	1,150	(84)	-4.3%	30	3.8%	(114)	-9.9%

	94	23,183	88.95%	32,848	16,748	16,100	34,683	15,888	18,795	(1,835)	-5.3%	860	5.4%	(2,695)	-14.3%
West
Phoenix-Mesa	28	7,447	92.09%	10,565	5,534	5,031	10,722	4,933	5,789	(157)	-1.5%	601	12.2%	(758)	-13.1%
Denver — Front Range	22	4,743	79.73%	7,035	2,905	4,130	8,219	2,212	6,007	(1,184)	-14.4%	693	31.3%	(1,877)	-31.2%
Salt Lake City-Ogden	4	1,511	82.73%	2,085	781	1,304	2,012	648	1,364	73	3.6%	133	20.5%	(60)	-4.4%
Las Vegas	4	1,253	86.88%	1,805	777	1,028	1,826	705	1,121	(21)	-1.2%	72	10.2%	(93)	-8.3%
Tucson	4	1,157	100.00%	1,568	756	812	1,708	684	1,024	(140)	-8.2%	72	10.5%	(212)	-20.7%
Seattle	4	468	53.42%	585	253	332	541	217	324	44	8.1%	36	16.6%	8	2.5%
Other Markets	5	1,024	63.60%	1,050	477	573	1,041	486	555	9	0.9%	(9)	-1.9%	18	3.2%

	71	17,603	85.42%	24,693	11,483	13,210	26,069	9,885	16,184	(1,376)	-5.3%	1,598	16.2%	(2,974)	-18.4%
California
Los Angeles-Long Beach — Ventura	15	4,830	89.27%	17,305	6,465	10,840	16,652	4,441	12,211	653	3.9%	2,024	45.6%	(1,371)	-11.2%
San Diego	7	2,237	96.76%	6,683	2,125	4,558	6,323	1,647	4,676	360	5.7%	478	29.0%	(118)	-2.5%
Orange County — Riverside	7	1,611	95.48%	5,180	1,655	3,525	5,178	1,384	3,794	2	0.0%	271	19.6%	(269)	-7.1%
Bay Area	6	1,661	57.86%	2,981	1,146	1,835	3,170	1,131	2,039	(189)	-6.0%	15	1.3%	(204)	-10.0%
Sacramento	1	180	22.05%	106	55	51	101	33	68	5	5.0%	22	66.7%	(17)	-25.0%

	36	10,519	85.70%	32,255	11,446	20,809	31,424	8,636	22,788	831	2.6%	2,810	32.5%	(1,979)	-8.7%

SAME STORE SALES TOTALS	580	163,415	84.18%	290,301	120,328	169,973	295,242	110,374	184,868	(4,941)	-1.7%	9,954	9.0%	(14,895)	-8.1%

Plus: Minority partners' share of consolidated same store sales				30,890	13,263	17,627	31,507	12,420	19,087
Less: Aimco's share of unconsolidated same store sales				(11,034)	(5,267)	(5,767)	(14,252)	(4,834)	(9,418)
Less: Newly consolidated				(3,070)	(1,257)	(1,813)	—	—	—

Consolidated same store sales				307,087	127,067	180,020	312,497	117,960	194,537

Supplemental Schedule X
Income Statement Information
YTD 2003 compared to YTD 2002
(in thousands)
(unaudited)

	Year Ended December 31, 2003	Year Ended December 31, 2002	Change 2003 vs 2002	% Change 2003 vs 2002
Revenues:
Consolidated same store properties	$983,901	$1,021,083	$(37,182)	-3.6%
Acquisition properties	223,145	146,506	76,639	52.3%
Newly consolidated properties	171,554	67,493	104,061	154.2%
Affordable properties	15,571	17,419	(1,848)	-10.6%
Redevelopment properties	35,544	27,406	8,138	29.7%
Other properties	16,081	12,445	3,636	29.2%

Total rental and other property revenues	$1,445,796	$1,292,352	$153,444	11.9%

Expenses:
Consolidated same store properties	$418,180	$381,017	$37,163	9.8%
Acquisition properties	83,716	51,717	31,999	61.9%
Newly consolidated properties	76,096	24,656	51,440	208.6%
Affordable properties	7,794	10,127	(2,333)	-23.0%
Redevelopment properties	19,811	12,828	6,983	54.4%
Partnership expenses	9,993	9,614	379	3.9%
Property management expense	18,946	15,942	3,004	18.8%
Casualty gains	(3,279)	—	(3,279)	—
Other properties	11,440	9,462	1,978	20.9%

Total property operating expense	$642,697	$515,363	$127,334	24.7%

Net Operating Income:
Consolidated same store properties	$565,721	$640,066	$(74,345)	-11.6%
Acquisition properties	139,429	94,789	44,640	47.1%
Newly consolidated properties	95,458	42,837	52,621	122.8%
Affordable properties	7,777	7,292	485	6.7%
Redevelopment properties	15,733	14,578	1,155	7.9%
Partnership expenses	(9,993)	(9,614)	(379)	3.9%
Property management expense	(18,946)	(15,942)	(3,004)	18.8%
Casualty gains	3,279	—	3,279	—
Other properties	4,641	2,983	1,658	55.6%

Total net operating income	$803,099	$776,989	$26,110	3.4%

Reconciliation of consolidated same store properties to Aimco's share of same store sales:
Revenues:
Consolidated same store properties	$983,901	$1,021,083	$(37,182)
Plus: Newly consolidated properties	110,250	114,231	(3,981)
Less: Minority partners' share of consolidated same store	(100,053)	(104,392)	4,339
Plus: Aimco's share of unconsolidated same store	44,844	44,888	(44)

Aimco's share of same store sales	$1,038,942	$1,075,810	$(36,868)	-3.4%

Expenses:
Consolidated same store properties	$418,180	$381,017	$37,163
Plus: Newly consolidated properties	47,288	42,743	4,545
Less: Minority partners' share of consolidated same store	(43,443)	(39,096)	(4,347)
Plus: Aimco's share of unconsolidated same store	19,154	16,866	2,288

Aimco's share of same store sales	$441,179	$401,530	$39,649	9.9%

Net Operating Income:
Consolidated same store properties	$565,721	$640,066	$(74,345)
Plus: Newly consolidated properties	62,962	71,488	(8,526)
Less: Minority partners' share of consolidated same store	(56,610)	(65,296)	8,686
Plus: Aimco's share of unconsolidated same store	25,690	28,022	(2,332)

Aimco's share of same store sales	$597,763	$674,280	$(76,517)	-11.3%

DEFINITIONS:

        Consolidated same store properties — consist of all conventional properties owned, stabilized and consolidated for at least one year as of the beginning of the most recent quarter and for the relevant comparable period.

        Acquisition properties — consist of all consolidated properties owned less than one year as of the beginning of the most recent quarter.

        Newly consolidated properties — consist of all properties consolidated for less than one year as of the beginning of the most recent quarter.

        Affordable properties — consist of all affordable properties (which are properties that benefit from governmental programs designed to provide housing for people with low or moderate incomes) owned, stabilized and consolidated for at least one year as of the beginning of the most recent quarter.

        Redevelopment properties — consist of all consolidated properties where (i) a substantial number of available units have been vacated for major renovations and have not been stabilized for at least one year as of the beginning of the most recent quarter or (ii) significant renovation is underway or has been complete for less than one year on exteriors, common areas and/or unit improvements (on turns) and the properties have been removed from Same Store Sales.

        Other properties — consist of all consolidated properties that are not multifamily (such as commercial, university communities, etc).

        Partnership expenses — consist of expenses incurred at the partnership level either directly or indirectly (such as partnership audit, tax and legal expenses).

        Property management expenses — consist of off-site expenses associated with the self-management of consolidated properties.

Supplemental Schedule XI
Same Store Sales
Year to Date 2003 versus Year to Date 2002
(unaudited) (in thousands, except site and unit data)

										Change Year Ended December 31, 2003 From December 31, 2002
				Year Ended December 31, 2003			Year Ended December 31, 2002
										Revenue		Expenses		NOI
	Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%
Northeast
Washington	28	12,458	82.02%	117,323	39,728	77,595	116,822	35,015	81,807	501	0.4%	4,713	13.5%	(4,212)	-5.1%
New England	1	412	57.72%	3,049	946	2,103	3,148	826	2,322	(99)	-3.1%	120	14.5%	(219)	-9.4%
Philadelphia	12	5,734	78.77%	55,290	20,872	34,418	54,655	18,137	36,518	635	1.2%	2,735	15.1%	(2,100)	-5.8%
Baltimore	11	2,044	79.52%	16,835	6,499	10,336	16,399	4,945	11,454	436	2.7%	1,554	31.4%	(1,118)	-9.8%
Dutchess County	1	835	100.00%	9,169	3,530	5,639	8,954	2,958	5,996	215	2.4%	572	19.3%	(357)	-6.0%
Hartford	2	650	100.00%	7,135	2,024	5,111	7,249	1,897	5,352	(114)	-1.6%	127	6.7%	(241)	-4.5%
Other Markets	1	324	69.85%	1,750	834	916	1,709	719	990	41	2.4%	115	16.0%	(74)	-7.5%

	56	22,457	81.53%	210,551	74,433	136,118	208,936	64,497	144,439	1,615	0.8%	9,936	15.4%	(8,321)	-5.8%
Southeast
Atlanta	21	5,931	83.04%	34,374	17,682	16,692	37,980	15,689	22,291	(3,606)	-9.5%	1,993	12.7%	(5,599)	-25.1%
Norfolk	12	3,565	83.75%	27,660	9,356	18,304	26,437	8,446	17,991	1,223	4.6%	910	10.8%	313	1.7%
Nashville	11	3,752	79.43%	21,994	8,737	13,257	22,092	7,818	14,274	(98)	-0.4%	919	11.8%	(1,017)	-7.1%
Raleigh-Durham-Chapel Hill	10	2,843	71.10%	13,605	6,120	7,485	14,953	5,623	9,330	(1,348)	-9.0%	497	8.8%	(1,845)	-19.8%
Charlotte-Gastonia-Rock Hill	11	2,336	87.46%	11,842	6,172	5,670	12,562	5,959	6,603	(720)	-5.7%	213	3.6%	(933)	-14.1%
Richmond — Petersburg	7	1,513	78.46%	10,207	3,435	6,772	10,335	3,049	7,286	(128)	-1.2%	386	12.7%	(514)	-7.1%
Columbia	6	1,438	65.39%	6,338	2,910	3,428	6,433	2,662	3,771	(95)	-1.5%	248	9.3%	(343)	-9.1%
Charleston	3	680	88.33%	4,638	1,751	2,887	4,481	1,589	2,892	157	3.5%	162	10.2%	(5)	-0.2%
Savannah	2	416	100.00%	3,151	1,201	1,950	3,103	1,089	2,014	48	1.5%	112	10.3%	(64)	-3.2%
Other Markets	30	6,320	78.58%	31,482	14,633	16,849	32,782	13,115	19,667	(1,300)	-4.0%	1,518	11.6%	(2,818)	-14.3%

	113	28,794	80.10%	165,291	71,997	93,294	171,158	65,039	106,119	(5,867)	-3.4%	6,958	10.7%	(12,825)	-12.1%
Florida
Orlando — Daytona	24	6,132	88.01%	40,470	18,325	22,145	41,254	17,486	23,768	(784)	-1.9%	839	4.8%	(1,623)	-6.8%
Tampa-St. Petersburg	21	5,637	88.70%	36,914	16,338	20,576	38,318	15,486	22,832	(1,404)	-3.7%	852	5.5%	(2,256)	-9.9%
West Palm Beach-Boca	6	1,727	100.00%	16,019	6,237	9,782	16,583	6,028	10,555	(564)	-3.4%	209	3.5%	(773)	-7.3%
Miami	6	2,171	76.45%	21,697	9,380	12,317	22,383	8,180	14,203	(686)	-3.1%	1,200	14.7%	(1,886)	-13.3%
Jacksonville	6	2,406	75.86%	14,877	6,032	8,845	14,861	5,526	9,335	16	0.1%	506	9.2%	(490)	-5.2%
FortLauderdale	4	1,122	88.56%	9,460	4,055	5,405	9,822	3,774	6,048	(362)	-3.7%	281	7.4%	(643)	-10.6%
Other Markets	1	136	72.33%	828	328	500	843	298	545	(15)	-1.8%	30	10.1%	(45)	-8.3%

	68	19,331	87.07%	140,265	60,695	79,570	144,064	56,778	87,286	(3,799)	-2.6%	3,917	6.9%	(7,716)	-8.8%
Midwest
Chicago	22	6,323	91.11%	63,573	27,027	36,546	66,553	24,736	41,817	(2,980)	-4.5%	2,291	9.3%	(5,271)	-12.6%
Indianapolis	33	10,039	86.10%	54,100	26,379	27,721	56,890	24,219	32,671	(2,790)	-4.9%	2,160	8.9%	(4,950)	-15.2%
Grand Rapids-Lansing	14	5,094	92.72%	34,656	15,951	18,705	36,298	14,297	22,001	(1,642)	-4.5%	1,654	11.6%	(3,296)	-15.0%
Cincinnati — Dayton	19	3,733	79.47%	22,574	9,942	12,632	22,823	9,004	13,819	(249)	-1.1%	938	10.4%	(1,187)	-8.6%
Fort Wayne	3	2,440	96.29%	15,132	6,936	8,196	16,844	6,541	10,303	(1,712)	-10.2%	395	6.0%	(2,107)	-20.5%
Detroit — Ann Arbor	7	2,074	66.64%	11,355	5,399	5,956	11,937	4,661	7,276	(582)	-4.9%	738	15.8%	(1,320)	-18.1%
Columbus	9	2,012	68.24%	9,584	4,015	5,569	9,768	3,609	6,159	(184)	-1.9%	406	11.2%	(590)	-9.6%
Kansas City	5	1,296	96.29%	5,708	2,095	3,613	6,016	2,337	3,679	(308)	-5.1%	(242)	-10.4%	(66)	-1.8%
Minneapolis — St Paul	4	1,098	59.26%	5,425	2,609	2,816	5,696	2,183	3,513	(271)	-4.8%	426	19.5%	(697)	-19.8%
Other Markets	15	3,096	55.54%	12,001	5,247	6,754	12,382	5,009	7,373	(381)	-3.1%	238	4.8%	(619)	-8.4%

	131	37,205	81.58%	234,108	105,600	128,508	245,207	96,596	148,611	(11,099)	-4.5%	9,004	9.3%	(20,103)	-13.5%

										Change Year Ended December 31, 2003 From December 31, 2002
				Year Ended December 31, 2003			Year Ended December 31, 2002
										Revenue		Expenses		NOI
	Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%
Texas
Houston — Galveston	36	9,467	91.69%	57,331	28,141	29,190	61,672	26,465	35,207	(4,341)	-7.0%	1,676	6.3%	(6,017)	-17.1%
Dallas-Fort Worth	26	6,483	82.83%	35,421	18,320	17,101	38,176	18,891	19,285	(2,755)	-7.2%	(571)	-3.0%	(2,184)	-11.3%
San Antonio	14	3,269	100.00%	19,701	9,677	10,024	19,876	9,020	10,856	(175)	-0.9%	657	7.3%	(832)	-7.7%
Austin-San Marcos	10	2,217	92.42%	14,391	7,444	6,947	15,611	7,726	7,885	(1,220)	-7.8%	(282)	-3.7%	(938)	-11.9%
Other Markets	8	1,747	71.65%	7,475	3,375	4,100	7,573	3,090	4,483	(98)	-1.3%	285	9.2%	(383)	-8.5%

	94	23,183	88.95%	134,319	66,957	67,362	142,908	65,192	77,716	(8,589)	-6.0%	1,765	2.7%	(10,354)	-13.3%
West
Phoenix-Mesa	28	7,447	92.09%	42,229	21,987	20,242	46,094	18,803	27,291	(3,865)	-8.4%	3,184	16.9%	(7,049)	-25.8%
Denver — Front Range	22	4,743	79.73%	29,685	11,135	18,550	34,899	9,214	25,685	(5,214)	-14.9%	1,921	20.8%	(7,135)	-27.8%
Salt Lake City-Ogden	4	1,511	82.73%	8,347	3,086	5,261	8,610	2,662	5,948	(263)	-3.1%	424	15.9%	(687)	-11.6%
Las Vegas	4	1,253	86.88%	7,267	3,185	4,082	7,464	2,728	4,736	(197)	-2.6%	457	16.8%	(654)	-13.8%
Tucson	4	1,157	100.00%	6,298	2,900	3,398	6,713	2,705	4,008	(415)	-6.2%	195	7.2%	(610)	-15.2%
Seattle	4	468	53.42%	2,189	1,029	1,160	2,172	837	1,335	17	0.8%	192	22.9%	(175)	-13.1%
Other Markets	5	1,024	63.60%	4,238	1,943	2,295	4,093	1,785	2,308	145	3.5%	158	8.9%	(13)	-0.6%

	71	17,603	85.42%	100,253	45,265	54,988	110,045	38,734	71,311	(9,792)	-8.9%	6,531	16.9%	(16,323)	-22.9%
California
San Diego	6	1,737	95.85%	19,752	5,652	14,100	18,965	5,044	13,921	787	4.1%	608	12.1%	179	1.3%
Los Angeles-Long Beach — Ventura	4	1,683	69.32%	17,556	4,925	12,631	17,256	4,391	12,865	300	1.7%	534	12.2%	(234)	-1.8%
Bay Area	6	1,661	57.86%	12,308	4,232	8,076	12,905	3,957	8,948	(597)	-4.6%	275	6.9%	(872)	-9.7%
Orange County — Riverside	3	490	85.30%	4,122	1,241	2,881	3,963	1,156	2,807	159	4.0%	85	7.4%	74	2.6%
Sacramento	1	180	22.05%	417	182	235	403	146	257	14	3.5%	36	24.7%	(22)	-8.6%

	20	5,751	73.90%	54,155	16,232	37,923	53,492	14,694	38,798	663	1.2%	1,538	10.5%	(875)	-2.3%

SAME STORE SALES TOTALS	553	154,324	83.24%	1,038,942	441,179	597,763	1,075,810	401,530	674,280	(36,868)	-3.4%	39,649	9.9%	(76,517)	-11.3%

Plus: Minority partners' share of consolidated same store sales				100,053	43,443	56,610	104,392	39,096	65,296
Less: Aimco's share of unconsolidated same store sales				(44,844)	(19,154)	(25,690)	(44,888)	(16,866)	(28,022)
Less: Newly consolidated				(110,250)	(47,288)	(62,962)	(114,231)	(42,743)	(71,488)

Consolidated same store sales				983,901	418,180	565,721	1,021,083	381,017	640,066

Supplemental Schedule XII
Income Statement Information
Q4 2003 compared to Q3 2003
(in thousands)
(unaudited)

	Three Months Ended December 31, 2003	Three Months Ended September 30, 2003	Change Q4 2003 vs Q3 2003	% Change Q4 2003 vs Q3 2003
Revenues:
Consolidated same store properties	$307,087	$312,863	$(5,776)	-1.8%
Acquisition properties	2,599	1,971	628	31.9%
Newly consolidated properties	9,095	7,139	1,956	27.4%
Affordable properties	29,036	30,389	(1,353)	-4.5%
Redevelopment properties	10,666	10,863	(197)	-1.8%
Other properties	4,254	4,228	26	0.6%

Total rental and other property revenues	$362,737	$367,453	$(4,716)	-1.3%

Expenses:
Consolidated same store properties	$127,067	$132,982	$(5,915)	-4.4%
Acquisition properties	726	799	(73)	-9.1%
Newly consolidated properties	3,708	3,426	282	8.2%
Affordable properties	14,225	15,242	(1,017)	-6.7%
Redevelopment properties	7,969	5,663	2,306	40.7%
Partnership expenses	3,685	1,089	2,596	238.4%
Property management expense	5,616	3,586	2,030	56.6%
Casualty gains	(3,279)	—	(3,279)	—
Other properties	3,002	3,090	(88)	-2.8%

Total property operating expense	$162,719	$165,877	$(3,158)	-1.9%

Net Operating Income:
Consolidated same store properties	$180,020	$179,881	$139	0.1%
Acquisition properties	1,873	1,172	701	59.8%
Newly consolidated properties	5,387	3,713	1,674	45.1%
Affordable properties	14,811	15,147	(336)	-2.2%
Redevelopment properties	2,697	5,200	(2,503)	-48.1%
Partnership expenses	(3,685)	(1,089)	(2,596)	238.4%
Property management expense	(5,616)	(3,586)	(2,030)	56.6%
Casualty gains	3,279	—	3,279	—
Other properties	1,252	1,138	114	10.0%

Total net operating income	$200,018	$201,576	$(1,558)	-0.8%

Reconciliation of Consolidated same store properties to Aimco's share of same store sales:
Revenues:
Consolidated same store properties	$307,087	$312,863	$(5,776)
Plus: Newly consolidated properties	3,070	2,866	204
Less: Minority partners' share of consolidated same store	(30,890)	(31,167)	277
Plus: Aimco's share of unconsolidated same store	11,034	11,691	(657)

Aimco's share of same store sales	$290,301	$296,253	$(5,952)	-2.0%

Expenses:
Consolidated same store properties	$127,067	$132,982	$(5,915)
Plus: Newly consolidated properties	1,257	1,148	109
Less: Minority partners' share of consolidated same store	(13,263)	(13,835)	572
Plus: Aimco's share of unconsolidated same store	5,267	4,971	296

Aimco's share of same store sales	$120,328	$125,266	$(4,938)	-3.9%

Net Operating Income:
Consolidated same store properties	$180,020	$179,881	$139
Plus: Newly consolidated properties	1,813	1,718	95
Less: Minority partners' share of consolidated same store	(17,627)	(17,332)	(295)
Plus: Aimco's share of unconsolidated same store	5,767	6,720	(953)

Aimco's share of same store sales	$169,973	$170,987	$(1,014)	-0.6%

DEFINITIONS:

        Consolidated same store properties — consist of all conventional properties owned, stabilized and consolidated for at least one year as of the beginning of the most recent quarter and for the relevant comparable period.

        Acquisition properties — consist of all consolidated properties owned less than one year as of the beginning of the most recent quarter.

        Newly consolidated properties — consist of all properties consolidated for less than one year as of the beginning of the most recent quarter.

        Affordable properties — consist of all affordable properties (which are properties that benefit from governmental programs designed to provide housing for people with low or moderate incomes) owned, stabilized and consolidated for at least one year as of the beginning of the most recent quarter.

        Redevelopment properties — consist of all consolidated properties where (i) a substantial number of available units have been vacated for major renovations and have not been stabilized for at least one year as of the beginning of the most recent quarter or (ii) significant renovation is underway or has been complete for less than one year on exteriors, common areas and/or unit improvements (on turns) and the properties have been removed from Same Store Sales.

        Other properties — consist of all consolidated properties that are not multifamily (such as commercial, university communities, etc).

        Partnership expenses — consist of expenses incurred at the partnership level either directly or indirectly (such as partnership audit, tax and legal expenses).

        Property management expenses — consist of off-site expenses associated with the self-management of consolidated properties.

Supplemental Schedule XIII
Same Store Sales
Fourth Quarter 2003 versus Third Quarter 2003
(unaudited) (in thousands, except site and unit data)

										Change Three Months Ended December 31, 2003 From September 30, 2003
				Three Months Ended December 31, 2003			Three Months Ended September 30, 2003
										Revenue		Expenses		NOI
	Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%
Northeast
Washington	28	12,458	82.02%	29,161	9,890	19,271	29,683	9,943	19,740	(522)	-1.8%	(53)	-0.5%	(469)	-2.4%
New England	12	4,735	96.32%	14,665	4,711	9,954	15,401	4,677	10,724	(736)	-4.8%	34	0.7%	(770)	-7.2%
Philadelphia	12	5,734	78.77%	14,276	4,905	9,371	14,024	5,285	8,739	252	1.8%	(380)	-7.2%	632	7.2%
Baltimore	11	2,044	79.52%	4,246	1,535	2,711	4,338	1,555	2,783	(92)	-2.1%	(20)	-1.3%	(72)	-2.6%
Dutchess County	1	835	100.00%	2,383	806	1,577	2,391	711	1,680	(8)	-0.3%	95	13.4%	(103)	-6.1%
Hartford	2	650	100.00%	1,694	500	1,194	1,853	527	1,326	(159)	-8.6%	(27)	-5.1%	(132)	-10.0%
Other Markets	1	324	69.85%	455	176	279	441	192	249	14	3.2%	(16)	-8.3%	30	12.0%

	67	26,780	84.51%	66,880	22,523	44,357	68,131	22,890	45,241	(1,251)	-1.8%	(367)	-1.6%	(884)	-2.0%
Southeast
Atlanta	21	5,931	83.04%	8,477	4,450	4,027	9,166	4,689	4,477	(689)	-7.5%	(239)	-5.1%	(450)	-10.1%
Norfolk	12	3,565	83.75%	6,967	2,394	4,573	7,044	2,339	4,705	(77)	-1.1%	55	2.4%	(132)	-2.8%
Nashville	11	3,752	79.43%	5,596	2,088	3,508	5,555	2,316	3,239	41	0.7%	(228)	-9.8%	269	8.3%
Raleigh-Durham-Chapel Hill	10	2,843	71.10%	3,356	1,535	1,821	3,412	1,644	1,768	(56)	-1.6%	(109)	-6.6%	53	3.0%
Charlotte-Gastonia-Rock Hill	11	2,336	87.46%	2,985	1,600	1,385	3,018	1,585	1,433	(33)	-1.1%	15	0.9%	(48)	-3.3%
Richmond — Petersburg	7	1,513	78.41%	2,536	838	1,698	2,575	922	1,653	(39)	-1.5%	(84)	-9.1%	45	2.7%
Columbia	6	1,438	65.39%	1,566	695	871	1,618	800	818	(52)	-3.2%	(105)	-13.1%	53	6.5%
Charleston	3	680	78.46%	1,182	430	752	1,174	475	699	8	0.7%	(45)	-9.5%	53	7.6%
Savannah	2	416	100.00%	801	287	514	791	305	486	10	1.3%	(18)	-5.9%	28	5.8%
Other Markets	30	6,320	78.58%	7,802	3,619	4,183	7,956	3,891	4,065	(154)	-1.9%	(272)	-7.0%	118	2.9%

	113	28,794	80.10%	41,268	17,936	23,332	42,309	18,966	23,343	(1,041)	-2.5%	(1,030)	-5.4%	(11)	0.0%
Florida
Orlando — Daytona	24	6,132	88.01%	10,075	4,449	5,626	10,339	4,745	5,594	(264)	-2.6%	(296)	-6.2%	32	0.6%
Tampa-St. Petersburg	21	5,637	88.70%	9,230	4,033	5,197	9,275	4,298	4,977	(45)	-0.5%	(265)	-6.2%	220	4.4%
West Palm Beach-Boca	6	1,727	100.00%	3,983	1,505	2,478	4,060	1,495	2,565	(77)	-1.9%	10	0.7%	(87)	-3.4%
Miami	6	2,171	76.45%	5,414	2,547	2,867	5,457	2,175	3,282	(43)	-0.8%	372	17.1%	(415)	-12.6%
Jacksonville	6	2,406	75.86%	3,768	1,480	2,288	3,740	1,601	2,139	28	0.7%	(121)	-7.6%	149	7.0%
FortLauderdale	4	1,122	88.56%	2,215	904	1,311	2,470	1,067	1,403	(255)	-10.3%	(163)	-15.3%	(92)	-6.6%
Other Markets	1	136	72.33%	207	78	129	210	83	127	(3)	-1.4%	(5)	-6.0%	2	1.6%

	68	19,331	87.07%	34,892	14,996	19,896	35,551	15,464	20,087	(659)	-1.9%	(468)	-3.0%	(191)	-1.0%
Midwest
Chicago	22	6,323	91.11%	15,524	6,462	9,062	16,040	6,778	9,262	(516)	-3.2%	(316)	-4.7%	(200)	-2.2%
Indianapolis	33	10,039	86.10%	13,334	6,287	7,047	13,450	7,641	5,809	(116)	-0.9%	(1,354)	-17.7%	1,238	21.3%
Grand Rapids-Lansing	14	5,094	92.72%	8,352	3,953	4,399	8,713	4,007	4,706	(361)	-4.1%	(54)	-1.3%	(307)	-6.5%
Cincinnati — Dayton	19	3,733	79.47%	5,526	2,404	3,122	5,683	2,514	3,169	(157)	-2.8%	(110)	-4.4%	(47)	-1.5%
Fort Wayne	3	2,440	96.29%	3,759	1,483	2,276	3,754	2,107	1,647	5	0.1%	(624)	-29.6%	629	38.2%
Detroit — Ann Arbor	7	2,074	66.64%	2,877	1,294	1,583	2,780	1,362	1,418	97	3.5%	(68)	-5.0%	165	11.6%
Columbus	9	2,012	70.86%	2,361	980	1,381	2,408	1,017	1,391	(47)	-2.0%	(37)	-3.6%	(10)	-0.7%
Kansas City	5	1,296	60.53%	1,368	470	898	1,426	631	795	(58)	-4.1%	(161)	-25.5%	103	13.0%
Minneapolis	4	1,098	59.26%	1,360	614	746	1,296	705	591	64	4.9%	(91)	-12.9%	155	26.2%
Other Markets	15	3,096	55.54%	3,004	1,249	1,755	3,010	1,368	1,642	(6)	-0.2%	(119)	-8.7%	113	6.9%

	131	37,205	81.58%	57,465	25,196	32,269	58,560	28,130	30,430	(1,095)	-1.9%	(2,934)	-10.4%	1,839	6.0%

										Change Three Months Ended December 31, 2003 From September 30, 2003
				Three Months Ended December 31, 2003			Three Months Ended September 30, 2003
										Revenue		Expenses		NOI
	Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%
Texas
Houston — Galveston	36	9,467	91.69%	13,792	7,078	6,714	14,456	7,701	6,755	(664)	-4.6%	(623)	-8.1%	(41)	-0.6%
Dallas-Fort Worth	26	6,483	82.83%	8,561	4,727	3,834	8,888	4,872	4,016	(327)	-3.7%	(145)	-3.0%	(182)	-4.5%
San Antonio	14	3,269	100.00%	5,032	2,425	2,607	5,041	2,547	2,494	(9)	-0.2%	(122)	-4.8%	113	4.5%
Austin-San Marcos	10	2,217	92.42%	3,610	1,701	1,909	3,650	2,113	1,537	(40)	-1.1%	(412)	-19.5%	372	24.2%
Other Markets	8	1,747	71.65%	1,853	817	1,036	1,860	928	932	(7)	-0.4%	(111)	-12.0%	104	11.2%

	94	23,183	88.95%	32,848	16,748	16,100	33,895	18,161	15,734	(1,047)	-3.1%	(1,413)	-7.8%	366	2.3%
West
Phoenix-Mesa	28	7,447	92.09%	10,565	5,534	5,031	10,874	5,765	5,109	(309)	-2.8%	(231)	-4.0%	(78)	-1.5%
Denver — Front Range	22	4,743	79.73%	7,035	2,905	4,130	7,507	2,925	4,582	(472)	-6.3%	(20)	-0.7%	(452)	-9.9%
Salt Lake City-Ogden	4	1,511	82.73%	2,085	781	1,304	2,207	806	1,401	(122)	-5.5%	(25)	-3.1%	(97)	-6.9%
Las Vegas	4	1,253	86.88%	1,805	777	1,028	1,842	887	955	(37)	-2.0%	(110)	-12.4%	73	7.6%
Tucson	4	1,157	100.00%	1,568	756	812	1,550	766	784	18	1.2%	(10)	-1.3%	28	3.6%
Seattle	4	468	53.42%	585	253	332	548	287	261	37	6.8%	(34)	-11.8%	71	27.2%
Other Markets	5	1,024	63.60%	1,050	477	573	1,066	534	532	(16)	-1.5%	(57)	-10.7%	41	7.7%

	71	17,603	85.42%	24,693	11,483	13,210	25,594	11,970	13,624	(901)	-3.5%	(487)	-4.1%	(414)	-3.0%
California
Los Angeles-Long Beach — Ventura	15	4,830	89.27%	17,305	6,465	10,840	17,376	4,747	12,629	(71)	-0.4%	1,718	36.2%	(1,789)	-14.2%
San Diego	7	2,237	96.76%	6,683	2,125	4,558	6,516	2,018	4,498	167	2.6%	107	5.3%	60	1.3%
Orange County — Riverside	7	1,611	95.48%	5,180	1,655	3,525	5,179	1,813	3,366	1	0.0%	(158)	-8.7%	159	4.7%
Bay Area	6	1,661	57.86%	2,981	1,146	1,835	3,040	1,064	1,976	(59)	-1.9%	82	7.7%	(141)	-7.1%
Sacramento	1	180	22.05%	106	55	51	102	43	59	4	3.9%	12	27.9%	(8)	-13.6%

	36	10,519	85.70%	32,255	11,446	20,809	32,213	9,685	22,528	42	0.1%	1,761	18.2%	(1,719)	-7.6%

SAME STORE SALES TOTALS	580	163,415	84.18%	290,301	120,328	169,973	296,253	125,266	170,987	(5,952)	-2.0%	(4,938)	-3.9%	(1,014)	-0.6%

Plus: Minority partners' share of consolidated same store sales				30,890	13,263	17,627	31,167	13,835	17,332
Less: Aimco's share of unconsolidated same store sales				(11,034)	(5,267)	(5,767)	(11,691)	(4,971)	(6,720)
Less: Newly consolidated				(3,070)	(1,257)	(1,813)	(2,866)	(1,148)	(1,718)

Consolidated same store sales				307,087	127,067	180,020	312,863	132,982	179,881

Supplemental Schedule XIV
Outlook and Forward Looking Statement
First Quarter and Full Year 2004
(unaudited)

        The Outlook information provided on this Supplemental Schedule XIV contains information that is forward-looking, including statements concerning projected first quarter and full year 2004 results. These forward-looking statements are based on current expectations, estimates, and projections about the markets and the industry in which Aimco operates as well as management's beliefs and assumptions. These forward-looking statements are also based on certain risks and uncertainties, including but not limited to Aimco's ability to maintain and improve upon current occupancy, rent levels and "same store" results and the economic environment in which Aimco operates. Actual results may differ materially from those described in these forward-looking statements and will be affected by a variety of risks and factors including, without limitation: national and local economic conditions; the general level of interest rates; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financing risks, including the risk that Aimco's cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including variations of real estate values and the general economic climate in local markets and competition for tenants in such markets; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. Readers should carefully review Aimco's financial statements and notes thereto, as well as the risk factors described in Aimco's Annual Report on Form 10-K for the year ended December 31, 2002 and the other documents Aimco files from time to time with the Securities and Exchange Commission.

	First Quarter 2004(5)	Full Year 2004
GAAP Earnings per share(1)	-$0.25 to -$0.20	-$0.93 to -$0.58
Add: Depreciation and other	$0.90	$3.78
FFO per share before Impairments(2)	$0.65 to $0.70	$2.85 to $3.20
AFFO per share	$0.50 to $0.54	$2.10 to $2.45
2004 Same Store Operating Assumptions
Expected physical occupancy (weighted average)	90.0% to 90.5%	91.0% to 93.0%
2004 vs. 2003 NOI change — sequential	-4.0% to -2.0%	-2.0% to 1.0%
Gross dispositions(3)		$600MM to $700MM	(Aimco Share $440MM — $560MM)
Gross acquisitions(4)		$440MM to $560MM	(Aimco Share $440MM — $560MM)

(1)
Aimco's earnings per share guidance does not include estimates for (i) gain on dispositions or impairment losses due to the unpredictable timing of transactions or (ii) deferred costs recognized on early repayment of debt or upon redemption of preferred securities.

(2)
Aimco's FFO (diluted) per share guidance does not include estimates for (i) gain on dispositions or impairment losses due to the unpredictable timing of transactions or (ii) deferred costs recognized on early repayment of debt or upon redemption of preferred securities.

(3)
Aimco is currently marketing for sale approximately 75 conventional properties (approximately 18,000 units) and 200 affordable properties (approximately 20,000 units). Aimco anticipates gross sales proceeds of approximately $600 to $700 million for 2004 (Aimco share $440 to $560 million). Aimco expects that its share of cash from these dispositions, net of limited partner interests and after repayment of mortgage debt, will be approximately $175 to $225 million.

(4)
Acquisitions include property acquisitions, limited partnership acquisitions, preferred stock redemptions, and common stock repurchases.

(5)
Flamingo South Beach — construction and permitting of 281 units is underway and completion of these units is expected at the end of the first quarter 2004.

Supplemental Schedule XV
Apartment Unit Summary
As of December 31, 2003
(unaudited)

Ownership %	Total # Properties	Total # Units	Aimco's Effective # Properties	Aimco's Effective # Units	Aimco's Average Ownership %
Consolidated Real Estate:
100%	389	96,801	389	96,801	100%
51.00% to 99.99%	243	64,824	176	46,648	72%
25.00% to 50.99%	47	12,547	14	3,800	30%
5.00% to 24.99%	—	—	—	—	0%
< 4.99%	—	—	—	—	0%

Total	679	174,172	579	147,249	85%

Unconsolidated Real Estate:
100%	—	—	—	—	0%
51.00% to 99.99%	2	709	1	418	59%
25.00% to 50.99%	133	24,357	50	9,336	38%
5.00% to 24.99%	189	23,137	26	3,245	14%
< 4.99%	117	14,620	1	181	1%

Total	441	62,823	78	13,180	21%

Total Owned Portfolio:
100%	389	96,801	389	96,801	100%
51.00% to 99.99%	245	65,533	177	47,066	72%
25.00% to 50.99%	180	36,904	64	13,136	36%
5.00% to 24.99%	189	23,137	26	3,245	14%
< 4.99%	117	14,620	1	181	1%

Total	1,120	236,995	657	160,429	68%

Conventional Real Estate:
100%	304	85,764	304	85,764	100%
51.00% to 99.99%	194	59,756	137	42,551	71%
25.00% to 50.99%	99	25,448	34	8,959	35%
5.00% to 24.99%	35	7,429	6	1,320	18%
< 4.99%	—	—	—	—	0%

Total	632	178,397	481	138,594	78%

Government Assisted Real Estate:
100%	85	11,037	85	11,037	100%
51.00% to 99.99%	51	5,777	40	4,515	78%
25.00% to 50.99%	81	11,456	30	4,177	36%
5.00% to 24.99%	154	15,708	20	1,925	12%
< 4.99%	117	14,620	1	181	1%

Total	488	58,598	176	21,835	37%

Total Owned Portfolio:
100%	389	96,801	389	96,801	100%
51.00% to 99.99%	245	65,533	177	47,066	72%
25.00% to 50.99%	180	36,904	64	13,136	36%
5.00% to 24.99%	189	23,137	26	3,245	14%
< 4.99%	117	14,620	1	181	1%

Total	1,120	236,995	657	160,429	68%

Management Contracts:
Long Term Contractual	70	7,178
Short Term Third Party	26	3,959
Third Party Asset-Managed	29	4,205
Asset-Managed (indirect ownership)	384	35,223

Total	509	50,565

Total Portfolio	1,629	287,560

Reporting by Business Component

INTRODUCTION    Starting in the third quarter 2003, Aimco is providing business component reporting for Aimco Conventional operations and Aimco Capital with the addition of Supplemental Schedules XVI through XXVIII. These schedules present select, non-GAAP information related to income statement, free cash flow, balance sheet and operating measures. The Conventional and Aimco Capital business components are differentiated primarily in that Conventional rents are set in the market and paid by the consumer and Affordable rents, i.e., those earned by properties operated by Aimco Capital, are set pursuant to government regulations and paid, in large part, by the government.

CONVENTIONAL    The Conventional property portfolio includes both high-rise and garden style properties offering a wide range of rents and located to provide Aimco geographic diversification in its portfolio. The principal activities of Conventional operations are:

1.
ownership, both outright and in partnership, on a long-term basis of properties whose locations are regarded as enduring. Conventional property operations are concentrated in 46 markets, which Aimco describes as its "Selected" markets (the "Core Portfolio");

2.
ownership, both outright and in partnership, of properties that Aimco intends to hold for an intermediate term and that are located outside the Selected markets or which are located in less favored locations within the Selected markets (the "Non-Core Portfolio");

3.
redevelopment of conventional properties, generally within the Core Portfolio.

AIMCO CAPITAL    Aimco Capital oversees the Affordable property operations, the management of which requires specialized accounting and legal expertise to comply with the regulatory framework that affects Affordable property ownership and management. The principal activities of Aimco Capital operations are:

1.
ownership, both outright and in partnership, of approximately 500 properties including 60,000 units located in 47 states;

2.
asset management of the above as well as two other large portfolios that are asset managed only, which include an additional 400 properties with 40,000 units;

3.
oversight of related transactional activity that can generate fees for asset management, disposition activity, refinancing, syndication of tax credits and redevelopment.

        The Conventional and Aimco Capital business components have different operating managements and share corporate services such as accounting, purchasing, debt placement, legal, human resources, information technology and partner relations.

Supplemental Schedule XVI
Business Components Income Statement Presentation
For the Three Months Ended December 31, 2003
(in thousands)
(unaudited)

	Consolidated GAAP Statement of Income	Conventional	Aimco Capital	Corporate
REVENUES:
Rental and other property revenues	$362,737	$331,269	$31,468	$—
Management fees and other income primarily from affiliates	19,126	5,761	13,365	—

Total revenues	381,863	337,030	44,833	—

EXPENSES:
Property operating expenses	162,719	146,641	16,078	—
Management and other expenses	21,495	9,496	11,999	—
Depreciation of rental property	86,342	80,100	6,242	—
Amortization of intangibles	1,986	1,136	850	—
General and administrative expenses	9,277	5,685	3,592	—
Provision for losses on accounts, fees and notes receivable	718	(284)	1,002	—

Total expenses	282,537	242,774	39,763	—

Operating income	99,326	94,256	5,070	—
Interest and other income	6,731	4,360	2,371	—
Interest expense	(94,703)	(78,657)	(7,594)	(8,452)
Equity in earnings (losses) of unconsolidated real estate partnerships	164	(769)	933	—
Deficit distributions to minority partners	(1,744)	(1,848)	104	—
Impairment loss on investment in unconsolidated real estate partnerships	(4,122)	(2,205)	(1,917)	—
Gain (loss) on dispositions of real estate related to unconsolidated entities	969	2,088	(1,119)	—

Income (loss) before minority interests and discontinued operations	6,621	17,225	(2,152)	(8,452)
Minority interests:
Minority interest in consolidated real estate partnerships	2,117	2,352	(235)	—
Minority interest in Aimco Operating Partnership	(533)	—	—	(533)

Total minority interest	1,584	2,352	(235)	(533)

Income (loss) from continuing operations	8,205	19,577	(2,387)	(8,985)
Discontinued operations:
Income (loss) from discontinued operations, net	28,964	31,180	1,474	(3,690)

Net income (loss)	$37,169	$50,757	$(913)	$(12,675)

Reconciliation to Free Cash Flow (see Supplemental Schedule II):
Minority interest in Aimco Operating Partnership	533	—	—	533
Interest expense (see Supplemental Schedule II)
Interest expense, related to consolidated entities — secured debt	86,251	78,657	7,594	—
Minority partners' share of interest expense — secured debt	(10,119)	(9,617)	(502)	—
Interest expense, related to unconsolidated entities	8,188	4,138	4,050	—
Lines of credit and other unsecured debt	6,727	—	—	6,727
Interest expense on mandatorily redeemable preferred securities	1,479	—	—	1,479
Interest expense on mandatorily redeemable convertible preferred securities	246	—	—	246
Amortization of intangibles	1,986	1,136	850	—
(Gain) loss on dispositions of real estate related to unconsolidated entities	(969)	(2,088)	1,119	—
Impairment loss on investment in unconsolidated real estate partnerships	4,122	2,205	1,917	—
(Income) loss from discontinued operations	(28,964)	(31,180)	(1,474)	3,690
Depreciation on rental property, net of minority partners' interest (see Supplemental Schedule II)	78,888	73,068	5,820	—
Depreciation on rental property related to unconsolidated entities (see Supplemental Schedule II)	6,486	2,626	3,860	—
Deficit distributions to minority partners	1,744	1,848	(104)	—
Capital Replacements	(18,751)	(16,445)	(2,306)	—
Capital Enhancements	(232)	(204)	(28)	—

Free Cash Flow	174,784	154,901	19,883	—
Interest expense, related to consolidated entities — secured debt	(86,251)	(78,657)	(7,594)	—
Minority partners' share of interest expense — secured debt	10,119	9,617	502	—
Interest expense, related to unconsolidated entities	(8,188)	(4,138)	(4,050)	—

Free Cash Flow less property interest expense	$90,464	$81,723	$8,741	$—

Supplemental Schedule XVII
Business Component Proportionate Income Statement Presentation
For the Three Months Ended December 31, 2003
(in thousands)
(unaudited)

	Proportionate Consolidated Income Statement [a]	Conventional	Aimco Capital	Corporate
REVENUES:
Rental and other property revenues	$356,501	$307,608	$48,893	$—
Management fees and other income primarily from affiliates	19,126	5,761	13,365	—

Total revenues	375,627	313,369	62,258	—

EXPENSES:
Property operating expenses	157,101	131,282	25,819	—
Management and other expenses	21,495	9,496	11,999	—
Depreciation of rental property	85,374	75,694	9,680	—
Amortization of intangibles	1,986	1,136	850	—
General and administrative expenses	9,277	5,685	3,592	—
Provision for losses on accounts, fees and notes receivable	718	(284)	1,002	—

Total expenses	275,951	223,009	52,942	—

Operating income	99,676	90,360	9,316	—
Interest and other income	6,731	4,360	2,371	—
Interest expense	(92,772)	(73,178)	(11,142)	(8,452)
Deficit distributions to minority partners	(1,744)	(1,848)	104	—
Impairment loss on investment in unconsolidated real estate partnerships	(4,122)	(2,205)	(1,917)	—
Gain (loss) on dispositions of real estate related to unconsolidated entities	969	2,088	(1,119)	—

Income before minority interests and discontinued operations	8,738	19,577	(2,387)	(8,452)
Minority interest in Aimco Operating Partnership	(533)	—	—	(533)

Income from continuing operations	8,205	19,577	(2,387)	(8,985)
Discontinued operations:
Income (loss) from discontinued operations, net	28,964	31,180	1,474	(3,690)

Net income	$37,169	$50,757	$(913)	$(12,675)

Reconciliation to Free Cash Flow (see Supplemental Schedules II and IV):
Minority interest in Aimco Operating Partnership	533	—	—	533
Interest expense — secured debt	84,320	73,178	11,142	—
Lines of credit and other unsecured debt	6,727	—	—	6,727
Interest expense on mandatorily redeemable preferred securities	1,479	—	—	1,479
Interest expense on mandatorily redeemable convertible preferred securities	246	—	—	246
Amortization of intangibles	1,986	1,136	850	—
(Gain) loss on dispositions of real estate related to unconsolidated entities	(969)	(2,088)	1,119	—
Impairment loss on investment in unconsolidated real estate partnerships	4,122	2,205	1,917	—
(Income) loss from discontinued operations	(28,964)	(31,180)	(1,474)	3,690
Depreciation on rental property, net of minority partners' interest	85,374	75,694	9,680	—
Deficit distributions to minority partners	1,744	1,848	(104)	—
Capital Replacements	(18,751)	(16,445)	(2,306)	—
Capital Enhancements	(232)	(204)	(28)	—

Free Cash Flow	174,784	154,901	19,883	—
Interest expense — secured debt	(84,320)	(73,178)	(11,142)	—

Free Cash Flow less property interest expense	$90,464	$81,723	$8,741	$—

[a]
Total consolidated operations plus Aimco's proportionate share of unconsolidated real estate partnerships less minority partners' share of consolidated operations. See Supplemental Schedule IV

Supplemental Schedule XVIII
Business Component Balance Sheet Presentation
As of December 31, 2003 (in thousands)
(unaudited)

	Consolidated GAAP Balance Sheet As of December 31, 2003	Conventional	Aimco Capital	Corporate
ASSETS
Buildings and improvements	$8,515,493	$7,964,118	$551,375	$—
Land	2,085,425	1,981,053	104,372	—
Accumulated depreciation	(1,847,652)	(1,762,522)	(85,130)	—
Cash and cash equivalents	98,129	83,240	14,889	—
Restricted cash	245,818	182,867	62,951	—
Accounts receivable	67,379	43,788	23,591	—
Accounts receivable from affiliates	56,874	36,961	19,913	—
Deferred financing costs	73,736	70,378	3,358	—
Notes receivable, primarily from unconsolidated real estate partnerships	206,187	116,739	89,448	—
Investment in unconsolidated real estate partnerships	237,699	145,185	92,514	—
Other assets	284,343	226,739	57,604	—
Assets held for sale	89,931	69,530	20,401	—

TOTAL ASSETS	$10,113,362	$9,158,076	$955,286	$—

LIABILITIES AND STOCKHOLDERS' EQUITY
Secured tax-exempt bond financing	$1,199,360	$1,197,095	$2,265	$—
Secured notes payable	4,449,541	4,020,592	428,949	—
Mandatorily redeemable preferred securities	113,619	—	—	113,619
Term loans	354,387	—	—	354,387
Credit facility	81,000	—	—	81,000

TOTAL INDEBTEDNESS	6,197,907	5,217,687	431,214	549,006
Accounts payable	18,491	11,342	7,149	—
Accrued liabilities and other	401,456	292,925	108,531	—
Deferred income	26,024	24,508	1,516	—
Security deposits	41,366	38,074	3,292	—
Deferred income taxes payable	26,065	26,065	—	—
Liabilities related to assets held for sale	45,543	32,591	12,952	—

TOTAL LIABILITIES	6,756,852	5,643,192	564,654	549,006

Minority interest in consolidated real estate partnerships	191,948	189,709	2,239	—
Minority interest in Aimco Operating Partnership	303,905	—	—	303,905

NET OPERATING ASSETS		$3,325,175	$388,393	$(852,911)

STOCKHOLDERS' EQUITY
Class A Common Stock	939
Additional paid-in capital	3,052,420
Perpetual preferred stock	555,250
Convertible preferred stock	299,992
Distributions in excess of earnings	(998,018)
Unvested restricted stock	(9,880)
Notes due on common stock purchases	(40,046)

	2,860,657

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,113,362

Supplemental Schedule XIX
Business Component Proportionate Balance Sheet Presentation
As of December 31, 2003 (in thousands)
(unaudited)

	Consolidated GAAP Balance Sheet As of December 31, 2003	Proportionate Share of Unconsolidated Partnerships [a]	Proportionate Share of Minority Interest [b]	Proportionate Consolidated Balance Sheet [c]	Conventional	Aimco Capital	Corporate
ASSETS
Buildings and improvements	$8,515,493	$531,202	$(1,114,599)	$7,932,096	$7,181,130	$750,966	$—
Land	2,085,425	82,178	(124,810)	2,042,793	1,910,756	132,037	—
Accumulated depreciation	(1,847,652)	(104,792)	577,443	(1,375,001)	(1,262,082)	(112,919)	—
Cash and cash equivalents	98,129	—	—	98,129	83,240	14,889	—
Restricted cash	245,818	—	—	245,818	182,867	62,951	—
Accounts receivable	67,379	—	—	67,379	43,788	23,591	—
Accounts receivable from affiliates	56,874	—	—	56,874	36,961	19,913	—
Deferred financing costs	73,736	—	—	73,736	70,378	3,358	—
Notes receivable, primarily from unconsolidated real estate partnerships	206,187	—	—	206,187	116,739	89,448	—
Investment in unconsolidated real estate partnerships	237,699	(154,228)	—	83,471	45,524	37,947	—
Other assets	284,343	—	—	284,343	226,739	57,604	—
Assets held for sale	89,931	—	—	89,931	69,530	20,401	—

TOTAL ASSETS	$10,113,362	$354,360	$(661,966)	$9,805,756	$8,705,570	$1,100,186	$—

LIABILITIES AND STOCKHOLDERS' EQUITY
Secured tax-exempt bond financing	$1,199,360	$29,131	$(37,941)	$1,190,550	$1,180,671	$9,879	$—
Secured notes payable	4,449,541	325,229	(683,996)	4,090,774	3,530,232	560,542	—
Mandatorily redeemable preferred securities	113,619	—	—	113,619	—	—	113,619
Term loans	354,387	—	—	354,387	—	—	354,387
Credit facility	81,000	—	—	81,000	—	—	81,000

TOTAL INDEBTEDNESS	6,197,907	354,360	(721,937)	5,830,330	4,710,903	570,421	549,006
Accounts payable	18,491	—	—	18,491	11,342	7,149	—
Accrued liabilities and other	401,456	—	—	401,456	292,925	108,531	—
Deferred income	26,024	—	—	26,024	24,508	1,516	—
Security deposits	41,366	—	—	41,366	38,074	3,292	—
Deferred income taxes payable	26,065	—	—	26,065	26,065	—	—
Liabilities related to assets held for sale	45,543	—	—	45,543	32,591	12,952	—

TOTAL LIABILITIES	6,756,852	354,360	(721,937)	6,389,275	5,136,408	703,861	549,006

Minority interest in consolidated real estate partnerships	191,948	—	59,971	251,919	243,987	7,932	—
Minority interest in Aimco Operating Partnership	303,905	—	—	303,905	—	—	303,905

NET OPERATING ASSETS		$—	$—	$2,860,657	$3,325,175	$388,393	$(852,911)

STOCKHOLDERS' EQUITY
Class A Common Stock	939
Additional paid-in capital	3,052,420
Perpetual preferred stock	555,250
Convertible preferred stock	299,992
Distributions in excess of earnings	(998,018)
Unvested restricted stock	(9,880)
Notes due on common stock purchases	(40,046)

	2,860,657

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,113,362

[a]
Total of Aimco's proportionate share of selected unconsolidated balance sheet data, which includes only buildings and improvements, land, accumulated depreciation and secured debt, as of December 31, 2003.

[b]
Total of minority partners' share of selected balance sheet data, which includes only buildings and improvements, land, accumulated depreciation and secured debt, as of December 31, 2003.

[c]
Aimco's proportionate consolidated balance sheet, which includes the GAAP balance sheet as of December 31, 2003, plus the proportionate share of selected unconsolidated and less minority partners' share of balance sheet data, which includes only buildings and improvements, land, accumulated depreciation and secured debt, as of December 31, 2003.

Supplemental Schedule XX
Fourth Quarter 2003
CONVENTIONAL PORTFOLIO: SUMMARY BY MARKET
SELECTED MARKETS

	% of Conventional FCF	CORE PROPERTIES	NON-CORE PROPERTIES
1	Washington	10.7%	0.8%
2	Los Angeles-Long Beach — Ventura	7.3%	0.0%
3	New England	5.9%	0.0%
4	Philadelphia	4.6%	0.0%
5	Chicago	4.2%	0.4%
6	Indianapolis	2.9%	0.9%
7	Denver — Front Range	2.7%	0.0%
8	Houston — Galveston	2.6%	1.3%
9	San Diego	2.4%	0.0%
10	Norfolk	2.4%	0.2%
11	Tampa-St. Petersburg	2.2%	0.7%
12	Miami	2.1%	0.0%
13	Orange County — Riverside	1.9%	0.0%
14	Grand Rapids-Lansing	1.6%	0.8%
15	Phoenix-Mesa	1.5%	1.2%
16	Orlando — Daytona	1.3%	1.9%
17	Fort Wayne	1.3%	0.0%
18	Baltimore	1.3%	0.4%
19	Atlanta	1.3%	1.1%
20	West Palm Beach-Boca	1.2%	0.2%
21	Jacksonville	1.1%	0.3%
22	Nashville	1.0%	1.2%
23	Bay Area	1.0%	0.0%
24	Columbus	0.9%	0.2%
25	Cincinnati — Dayton	0.9%	0.9%
26	Richmond — Petersburg	0.9%	0.1%
27	Austin-San Marcos	0.9%	0.6%
28	Dutchess County	0.8%	0.0%
29	Detroit — Ann Arbor	0.8%	0.2%
30	Dallas-Fort Worth	0.7%	1.3%
31	Raleigh-Durham-Chapel Hill	0.6%	0.4%
32	Hartford	0.6%	0.0%
33	Minneapolis — St. Paul	0.6%	0.0%
34	New York — Manhattan	0.6%	0.0%
35	Kansas City	0.5%	0.1%
36	Charleston	0.5%	0.0%
37	FortLauderdale	0.4%	0.0%
38	Charlotte-Gastonia-Rock Hill	0.4%	0.4%
39	Seattle	0.3%	0.0%
40	Savannah	0.3%	0.0%
41	Salt Lake City-Ogden	0.2%	0.6%
42	Columbia	0.2%	0.6%
43	Sacramento	0.0%	0.0%
44	San Antonio	0.0%	1.4%
45	Las Vegas	0.0%	0.6%
46	Tucson	0.0%	0.5%

		75.6%	19.3%	94.9%

OTHER MARKETS
	Southeast other	0.0%	2.5%
	Midwest other	0.0%	1.2%
	Texas other	0.0%	0.6%
	Northeast other	0.0%	0.3%
	West other	0.0%	0.3%
	Florida other	0.0%	0.2%

		0.0%	5.1%	5.1%

	TOTAL	75.6%	24.4%	100.0%

Supplemental Schedule XXI
Fourth Quarter 2003
PORTFOLIO SUMMARY
ALL CONVENTIONAL PROPERTIES

	CORE PROPERTIES				NON-CORE PROPERTIES				TOTAL CONVENTIONAL
	Total Properties	Total Units	Effective Units	% Conventional Real Estate FCF	Total Properties	Total Units	Effective Units	% Conventional Real Estate FCF	Total Properties	Total Units	Effective Units	% Conventional Real Estate FCF
Selected Markets	367	115,158	96,400	75.6%	184	45,312	37,532	19.3%	551	160,470	133,932	94.9%
Other Markets	—	—	—	0.0%	77	16,848	9,791	5.1%	77	16,848	9,791	5.1%

Total	367	115,158	96,400	75.6%	261	62,160	47,323	24.4%	628	177,318	143,723	100.0%

PORTFOLIO SUMMARY
SAME STORE SALES (SSS) CONVENTIONAL PROPERTIES

	CORE PROPERTIES				NON-CORE PROPERTIES				TOTAL SAME STORE CONVENTIONAL
	Total Properties	Total Units	Effective Units	% SSS Real Estate FCF	Total Properties	Total Units	Effective Units	% SSS Real Estate FCF	Total Properties	Total Units	Effective Units	% SSS Real Estate FCF
Selected Markets	344	107,690	91,760	72.6%	176	43,078	36,881	18.3%	520	150,768	128,641	90.9%
Other Markets	—	—	—	0.0%	60	12,647	8,914	4.9%	60	12,647	8,914	4.9%

Total	344	107,690	91,760	72.6%	236	55,725	45,795	23.2%	580	163,415	137,555	95.8%

Supplemental Schedule XXII
PORTFOLIO SUMMARY
SAME STORE PERFORMANCE

	SAME STORE PORTFOLIO
	CORE (1)	NON-CORE (2)	TOTAL (3)
Rent, average fourth quarter	$798	$564	$719
Occupancy, average fourth quarter	92.5%	90.4%	91.8%
Change Three Months Ended December 31, 2003 less December 31, 2002
Revenue	-1.4%	-2.5%	-1.7%
Expenses	10.3%	6.1%	9.0%
NOI	-7.7%	-9.2%	-8.1%
Change Year Ended December 31, 2003 less December 31, 2002
Revenue	-2.9%	-4.8%	-3.4%
Expenses	9.8%	10.0%	9.9%
NOI	-9.8%	-15.5%	-11.3%
Change Three Months Ended December 31, 2003 less September 30, 2003
Revenue	-1.8%	-2.5%	-2.0%
Expenses	-3.0%	-6.1%	-3.9%
NOI	-1.1%	1.1%	-0.6%

(1)
See Supplemental Schedules XXIII, XXV, and XXVII for Same Store Sales — Core Properties

(2)
See Supplemental Schedules XXIV, XXVI, and XXVIII for Same Store Sales — Non-Core Properties

(3)
See Supplemental Schedules VIII — XIII for Total Same Store Sales

Supplemental Schedule XXIII
Same Store Sales — Core Properties
Fourth Quarter 2003 versus Fourth Quarter 2002
(unaudited) (in thousands, except site and unit data)

										Change Three Months Ended December 31, 2003 From December 31, 2002
				Three Months Ended December 31, 2003			Three Months Ended December 31, 2002
										Revenue		Expenses		NOI
	Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%
Northeast
Washington	23	11,448	80.50%	26,759	8,834	17,925	26,411	7,755	18,656	348	1.3%	1,079	13.9%	(731)	-3.9%
New England	12	4,735	96.33%	14,665	4,711	9,954	14,775	4,156	10,619	(110)	-0.7%	555	13.4%	(665)	-6.3%
Philadelphia	12	5,734	78.77%	14,276	4,905	9,371	13,893	4,517	9,376	383	2.8%	388	8.6%	(5)	-0.1%
Baltimore	9	1,551	73.01%	3,107	1,061	2,046	3,004	856	2,148	103	3.4%	205	23.9%	(102)	-4.7%
Dutchess County	1	835	100.00%	2,383	806	1,577	2,253	693	1,560	130	5.8%	113	16.3%	17	1.1%
Hartford	2	650	100.00%	1,694	500	1,194	1,789	509	1,280	(95)	-5.3%	(9)	-1.8%	(86)	-6.7%

	59	24,953	83.80%	62,884	20,817	42,067	62,125	18,486	43,639	759	1.2%	2,331	12.6%	(1,572)	-3.6%
Southeast
Atlanta	14	3,948	76.39%	5,158	2,692	2,466	5,504	2,590	2,914	(346)	-6.3%	102	3.9%	(448)	-15.4%
Norfolk	10	3,161	83.06%	6,302	2,124	4,178	6,057	1,869	4,188	245	4.0%	255	13.6%	(10)	-0.2%
Nashville	5	1,532	86.14%	2,837	1,039	1,798	2,802	916	1,886	35	1.2%	123	13.4%	(88)	-4.7%
Raleigh-Durham-Chapel Hill	7	1,976	63.72%	2,015	933	1,082	2,269	893	1,376	(254)	-11.2%	40	4.5%	(294)	-21.4%
Charlotte-Gastonia-Rock Hill	2	556	100.00%	927	395	532	863	428	435	64	7.4%	(33)	-7.7%	97	22.3%
Richmond — Petersburg	5	1,208	76.23%	2,056	656	1,400	1,959	594	1,365	97	5.0%	62	10.4%	35	2.6%
Columbia	2	432	57.33%	432	189	243	448	194	254	(16)	-3.6%	(5)	-2.6%	(11)	-4.3%
Charleston	3	680	88.38%	1,182	430	752	1,111	426	685	71	6.4%	4	0.9%	67	9.8%
Savannah	2	416	100.00%	801	287	514	763	295	468	38	5.0%	(8)	-2.7%	46	9.8%

	50	13,909	78.88%	21,710	8,745	12,965	21,776	8,205	13,571	(66)	-0.3%	540	6.6%	(606)	-4.5%
Florida
Orlando — Daytona	8	2,329	89.61%	4,023	1,780	2,243	4,101	1,796	2,305	(78)	-1.9%	(16)	-0.9%	(62)	-2.7%
Tampa-St. Petersburg	15	3,965	91.35%	6,634	2,872	3,762	6,806	2,797	4,009	(172)	-2.5%	75	2.7%	(247)	-6.2%
West Palm Beach-Boca	5	1,505	100.00%	3,506	1,305	2,201	3,571	1,276	2,295	(65)	-1.8%	29	2.3%	(94)	-4.1%
Jacksonville	4	1,794	79.00%	2,975	1,195	1,780	2,957	1,118	1,839	18	0.6%	77	6.9%	(59)	-3.2%
Miami	6	2,171	76.45%	5,414	2,547	2,867	5,349	2,054	3,295	65	1.2%	493	24.0%	(428)	-13.0%
FortLauderdale	4	1,122	88.56%	2,215	904	1,311	2,395	1,121	1,274	(180)	-7.5%	(217)	-19.4%	37	2.9%

	42	12,886	88.59%	24,767	10,603	14,164	25,179	10,162	15,017	(412)	-1.6%	441	4.3%	(853)	-5.7%
Midwest
Chicago	19	5,644	91.49%	14,197	5,794	8,403	14,716	5,599	9,117	(519)	-3.5%	195	3.5%	(714)	-7.8%
Indianapolis	19	6,713	93.55%	9,896	4,583	5,313	10,400	4,298	6,102	(504)	-4.8%	285	6.6%	(789)	-12.9%
Grand Rapids-Lansing	6	3,176	95.33%	5,692	2,624	3,068	6,069	2,326	3,743	(377)	-6.2%	298	12.8%	(675)	-18.0%
Cincinnati — Dayton	10	1,792	83.86%	3,095	1,316	1,779	3,194	1,239	1,955	(99)	-3.1%	77	6.2%	(176)	-9.0%
Fort Wayne	2	2,284	100.00%	3,661	1,431	2,230	3,982	1,767	2,215	(321)	-8.1%	(336)	-19.0%	15	0.7%
Detroit — Ann Arbor	5	1,721	100.00%	2,418	1,074	1,344	2,432	968	1,464	(14)	-0.6%	106	11.0%	(120)	-8.2%
Columbus	6	1,304	68.20%	1,629	596	1,033	1,614	637	977	15	0.9%	(41)	-6.4%	56	5.7%
Kansas City	3	795	70.06%	1,024	331	693	1,102	555	547	(78)	-7.1%	(224)	-40.4%	146	26.7%
Minneapolis — St Paul	4	1,098	68.20%	1,360	614	746	1,478	426	1,052	(118)	-8.0%	188	44.1%	(306)	-29.1%

	74	24,527	87.20%	42,972	18,363	24,609	44,987	17,815	27,172	(2,015)	-4.5%	548	3.1%	(2,563)	-9.4%

										Change Three Months Ended December 31, 2003 From December 31, 2002
				Three Months Ended December 31, 2003			Three Months Ended December 31, 2002
										Revenue		Expenses		NOI
	Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%
Texas
Houston — Galveston	25	6,863	91.80%	10,652	5,120	5,532	11,258	4,535	6,723	(606)	-5.4%	585	12.9%	(1,191)	-17.7%
Dallas-Fort Worth	13	3,621	76.73%	4,537	2,475	2,062	4,877	2,588	2,289	(340)	-7.0%	(113)	-4.4%	(227)	-9.9%
San Antonio	1	224	100.00%	327	157	170	323	85	238	4	1.2%	72	84.7%	(68)	-28.6%
Austin-San Marcos	8	1,697	96.23%	2,931	1,394	1,537	3,073	1,579	1,494	(142)	-4.6%	(185)	-11.7%	43	2.9%

	47	12,405	88.15%	18,447	9,146	9,301	19,531	8,787	10,744	(1,084)	-5.6%	359	4.1%	(1,443)	-13.4%
West
Phoenix-Mesa	14	3,681	93.49%	5,661	2,832	2,829	5,854	2,515	3,339	(193)	-3.3%	317	12.6%	(510)	-15.3%
Denver — Front Range	17	3,892	81.78%	6,215	2,320	3,895	7,162	1,827	5,335	(947)	-13.2%	493	27.0%	(1,440)	-27.0%
Salt Lake City-Ogden	1	450	55.40%	479	162	317	467	144	323	12	2.6%	18	12.5%	(6)	-1.9%
Seattle	4	468	53.42%	585	253	332	541	217	324	44	8.1%	36	16.6%	8	2.5%

	36	8,491	83.90%	12,940	5,567	7,373	14,024	4,703	9,321	(1,084)	-7.7%	864	18.4%	(1,948)	-20.9%
California
Los Angeles-Long Beach — Ventura	15	4,830	89.27%	17,305	6,465	10,840	16,652	4,441	12,211	653	3.9%	2,024	45.6%	(1,371)	-11.2%
San Diego	7	2,237	96.76%	6,683	2,125	4,558	6,323	1,647	4,676	360	5.7%	478	29.0%	(118)	-2.5%
Orange County — Riverside	7	1,611	95.48%	5,180	1,655	3,525	5,178	1,384	3,794	2	0.0%	271	19.6%	(269)	-7.1%
Bay Area	6	1,661	57.86%	2,981	1,146	1,835	3,170	1,131	2,039	(189)	-6.0%	15	1.3%	(204)	-10.0%
Sacramento	1	180	22.05%	106	55	51	101	33	68	5	5.0%	22	66.7%	(17)	-25.0%

	36	10,519	85.70%	32,255	11,446	20,809	31,424	8,636	22,788	831	2.6%	2,810	32.5%	(1,979)	-8.7%

SAME STORE SALES — CORE PROPERTIES TOTALS	344	107,690	85.21%	215,975	84,687	131,288	219,046	76,794	142,252	(3,071)	-1.4%	7,893	10.3%	(10,964)	-7.7%

Plus: Same Store Sales — Non-Core Properties (see Supplemental Schedule XXIV)				74,326	35,641	38,685	76,196	33,580	42,616

Total Same Store Sales (see Supplemental Schedule IX)				290,301	120,328	169,973	295,242	110,374	184,868

Supplemental Schedule XXIV
Same Store Sales — Non-Core Properties
Fourth Quarter 2003 versus Fourth Quarter 2002
(unaudited) (in thousands, except site and unit data)

										Change Three Months Ended December 31, 2003 From December 31, 2002
				Three Months Ended December 31, 2003			Three Months Ended December 31, 2002
										Revenue		Expenses		NOI
	Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%
Northeast
Washington	5	1,010	99.29%	2,402	1,056	1,346	2,452	854	1,598	(50)	-2.0%	202	23.7%	(252)	-15.8%
Baltimore	2	493	100.00%	1,139	474	665	1,104	435	669	35	3.2%	39	9.0%	(4)	-0.6%
Other Markets	1	324	69.85%	455	176	279	427	162	265	28	6.6%	14	8.6%	14	5.3%

	8	1,827	94.26%	3,996	1,706	2,290	3,983	1,451	2,532	13	0.3%	255	17.6%	(242)	-9.6%
Southeast
Atlanta	7	1,983	96.29%	3,319	1,758	1,561	3,396	1,616	1,780	(77)	-2.3%	142	8.8%	(219)	-12.3%
Norfolk	2	404	89.07%	665	270	395	647	254	393	18	2.8%	16	6.3%	2	0.5%
Nashville	6	2,220	74.80%	2,759	1,049	1,710	2,559	973	1,586	200	7.8%	76	7.8%	124	7.8%
Raleigh-Durham-Chapel Hill	3	867	87.91%	1,341	602	739	1,315	603	712	26	2.0%	(1)	-0.2%	27	3.8%
Charlotte-Gastonia-Rock Hill	9	1,780	83.54%	2,058	1,205	853	2,044	1,177	867	14	0.7%	28	2.4%	(14)	-1.6%
Richmond — Petersburg	2	305	83.90%	480	182	298	485	186	299	(5)	-1.0%	(4)	-2.2%	(1)	-0.3%
Columbia	4	1,006	68.85%	1,134	506	628	1,085	513	572	49	4.5%	(7)	-1.4%	56	9.8%
Other Markets	30	6,320	78.58%	7,802	3,619	4,183	8,028	3,400	4,628	(226)	-2.8%	219	6.4%	(445)	-9.6%

	63	14,885	81.25%	19,558	9,191	10,367	19,559	8,722	10,837	(1)	0.0%	469	5.4%	(470)	-4.3%
Florida
Orlando — Daytona	16	3,803	87.03%	6,052	2,669	3,383	6,059	2,625	3,434	(7)	-0.1%	44	1.7%	(51)	-1.5%
Tampa-St. Petersburg	6	1,672	82.41%	2,596	1,161	1,435	2,659	1,109	1,550	(63)	-2.4%	52	4.7%	(115)	-7.4%
West Palm Beach-Boca	1	222	100.00%	477	200	277	477	182	295	0	0.0%	18	9.9%	(18)	-6.1%
Jacksonville	2	612	66.65%	793	285	508	777	306	471	16	2.1%	(21)	-6.9%	37	7.9%
Other Markets	1	136	72.33%	207	78	129	207	76	131	0	0.0%	2	2.6%	(2)	-1.5%

	26	6,445	84.03%	10,125	4,393	5,732	10,179	4,298	5,881	(54)	-0.5%	95	2.2%	(149)	-2.5%
Midwest
Chicago	3	679	87.95%	1,327	668	659	1,481	672	809	(154)	-10.4%	(4)	-0.6%	(150)	-18.5%
Indianapolis	14	3,326	71.07%	3,438	1,704	1,734	3,693	1,812	1,881	(255)	-6.9%	(108)	-6.0%	(147)	-7.8%
Grand Rapids-Lansing	8	1,918	88.40%	2,660	1,329	1,331	2,895	1,189	1,706	(235)	-8.1%	140	11.8%	(375)	-22.0%
Cincinnati — Dayton	9	1,941	75.41%	2,431	1,088	1,343	2,474	1,110	1,364	(43)	-1.7%	(22)	-2.0%	(21)	-1.5%
Detroit — Ann Arbor	2	353	84.85%	459	220	239	425	190	235	34	8.0%	30	15.8%	4	1.7%
Fort Wayne	1	156	41.90%	98	52	46	98	46	52	0	0.0%	6	13.0%	(6)	-11.5%
Columbus	3	708	75.31%	732	384	348	748	380	368	(16)	-2.1%	4	1.1%	(20)	-5.4%
Kansas City	2	501	45.51%	344	139	205	380	169	211	(36)	-9.5%	(30)	-17.8%	(6)	-2.8%
Other Markets	15	3,096	55.54%	3,004	1,249	1,755	3,084	1,258	1,826	(80)	-2.6%	(9)	-0.7%	(71)	-3.9%

	57	12,678	70.72%	14,493	6,833	7,660	15,278	6,826	8,452	(785)	-5.1%	7	0.1%	(792)	-9.4%

										Change Three Months Ended December 31, 2003 From December 31, 2002
				Three Months Ended December 31, 2003			Three Months Ended December 31, 2002
										Revenue		Expenses		NOI
	Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%
Texas
Houston — Galveston	11	2,604	91.42%	3,140	1,958	1,182	3,588	1,877	1,711	(448)	-12.5%	81	4.3%	(529)	-30.9%
Dallas-Fort Worth	13	2,862	90.55%	4,024	2,252	1,772	4,379	2,072	2,307	(355)	-8.1%	180	8.7%	(535)	-23.2%
San Antonio	13	3,045	100.00%	4,705	2,268	2,437	4,518	2,044	2,474	187	4.1%	224	11.0%	(37)	-1.5%
Austin-San Marcos	2	520	79.97%	679	307	372	730	321	409	(51)	-7.0%	(14)	-4.4%	(37)	-9.0%
Other Markets	8	1,747	71.65%	1,853	817	1,036	1,937	787	1,150	(84)	-4.3%	30	3.8%	(114)	-9.9%

	47	10,778	89.86%	14,401	7,602	6,799	15,152	7,101	8,051	(751)	-5.0%	501	7.1%	(1,252)	-15.6%
West
Phoenix-Mesa	14	3,766	90.71%	4,904	2,702	2,202	4,868	2,418	2,450	36	0.7%	284	11.7%	(248)	-10.1%
Denver — Front Range	5	851	70.34%	820	585	235	1,057	385	672	(237)	-22.4%	200	51.9%	(437)	-65.0%
Salt Lake City-Ogden	3	1,061	94.33%	1,606	619	987	1,545	504	1,041	61	3.9%	115	22.8%	(54)	-5.2%
Las Vegas	4	1,253	86.88%	1,805	777	1,028	1,826	705	1,121	(21)	-1.2%	72	10.2%	(93)	-8.3%
Tucson	4	1,157	100.00%	1,568	756	812	1,708	684	1,024	(140)	-8.2%	72	10.5%	(212)	-20.7%
Other Markets	5	1,024	63.60%	1,050	477	573	1,041	486	555	9	0.9%	(9)	-1.9%	18	3.2%

	35	9,112	86.84%	11,753	5,916	5,837	12,045	5,182	6,863	(292)	-2.4%	734	14.2%	(1,026)	-14.9%

SAME STORE SALES — NON-CORE PROPERTIES TOTALS	236	55,725	82.18%	74,326	35,641	38,685	76,196	33,580	42,616	(1,870)	-2.5%	2,061	6.1%	(3,931)	-9.2%

Plus: Same Store Sales — Core Properties (see Supplemental Schedule XXIII)				215,975	84,687	131,288	219,046	76,794	142,252

Total Same Store Sales (see Supplemental Schedule IX)				290,301	120,328	169,973	295,242	110,374	184,868

Supplemental Schedule XXV
Same Store Sales — Core Properties
Year to Date 2003 versus Year to Date 2002
(unaudited) (in thousands, except site and unit data)

										Change Year Ended December 31, 2003 From December 31, 2002
				Year Ended December 31, 2003			Year Ended December 31, 2002
										Revenue		Expenses		NOI
	Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%
Northeast
Washington	23	11,448	80.50%	107,545	35,630	71,915	107,068	31,849	75,219	477	0.4%	3,781	11.9%	(3,304)	-4.4%
New England	1	412	57.72%	3,049	946	2,103	3,148	826	2,322	(99)	-3.1%	120	14.5%	(219)	-9.4%
Philadelphia	12	5,734	78.77%	55,290	20,872	34,418	54,655	18,137	36,518	635	1.2%	2,735	15.1%	(2,100)	-5.8%
Baltimore	9	1,551	73.01%	12,284	4,325	7,959	11,894	3,405	8,489	390	3.3%	920	27.0%	(530)	-6.2%
Dutchess County	1	835	100.00%	9,169	3,530	5,639	8,954	2,958	5,996	215	2.4%	572	19.3%	(357)	-6.0%
Hartford	2	650	100.00%	7,135	2,024	5,111	7,249	1,897	5,352	(114)	-1.6%	127	6.7%	(241)	-4.5%

	48	20,630	80.41%	194,472	67,327	127,145	192,968	59,072	133,896	1,504	0.8%	8,255	14.0%	(6,751)	-5.0%
Southeast
Atlanta	14	3,948	76.39%	21,145	10,850	10,295	23,675	9,539	14,136	(2,530)	-10.7%	1,311	13.7%	(3,841)	-27.2%
Norfolk	10	3,161	83.06%	25,018	8,292	16,726	23,862	7,431	16,431	1,156	4.8%	861	11.6%	295	1.8%
Nashville	5	1,532	86.14%	11,361	4,187	7,174	11,383	3,712	7,671	(22)	-0.2%	475	12.8%	(497)	-6.5%
Raleigh-Durham-Chapel Hill	7	1,976	63.72%	8,409	3,787	4,622	9,307	3,415	5,892	(898)	-9.6%	372	10.9%	(1,270)	-21.6%
Charlotte-Gastonia-Rock Hill	2	556	100.00%	3,702	1,517	2,185	3,838	1,530	2,308	(136)	-3.5%	(13)	-0.8%	(123)	-5.3%
Richmond — Petersburg	5	1,208	77.02%	8,244	2,686	5,558	8,312	2,352	5,960	(68)	-0.8%	334	14.2%	(402)	-6.7%
Columbia	2	432	57.33%	1,822	777	1,045	1,877	736	1,141	(55)	-2.9%	41	5.6%	(96)	-8.4%
Charleston	3	680	88.33%	4,638	1,751	2,887	4,481	1,589	2,892	157	3.5%	162	10.2%	(5)	-0.2%
Savannah	2	416	100.00%	3,151	1,201	1,950	3,103	1,089	2,014	48	1.5%	112	10.3%	(64)	-3.2%

	50	13,909	78.88%	87,490	35,048	52,442	89,838	31,393	58,445	(2,348)	-2.6%	3,655	11.6%	(6,003)	-10.3%
Florida
Orlando — Daytona	8	2,329	89.61%	16,221	7,419	8,802	16,678	7,110	9,568	(457)	-2.7%	309	4.3%	(766)	-8.0%
Tampa-St. Petersburg	15	3,965	91.35%	26,451	11,680	14,771	27,532	11,002	16,530	(1,081)	-3.9%	678	6.2%	(1,759)	-10.6%
West Palm Beach-Boca	5	1,505	100.00%	14,096	5,445	8,651	14,632	5,233	9,399	(536)	-3.7%	212	4.1%	(748)	-8.0%
Miami	6	2,171	82.48%	21,697	9,380	12,317	22,383	8,180	14,203	(686)	-3.1%	1,200	14.7%	(1,886)	-13.3%
Jacksonville	4	1,794	79.00%	11,771	4,864	6,907	11,795	4,422	7,373	(24)	-0.2%	442	10.0%	(466)	-6.3%
FortLauderdale	4	1,122	88.56%	9,460	4,055	5,405	9,822	3,774	6,048	(362)	-3.7%	281	7.4%	(643)	-10.6%

	42	12,886	88.59%	99,696	42,843	56,853	102,842	39,721	63,121	(3,146)	-3.1%	3,122	7.9%	(6,268)	-9.9%
Midwest
Chicago	19	5,644	91.49%	58,237	23,889	34,348	60,439	22,111	38,328	(2,202)	-3.6%	1,778	8.0%	(3,980)	-10.4%
Indianapolis	19	6,713	93.55%	39,847	18,679	21,168	41,918	16,939	24,979	(2,071)	-4.9%	1,740	10.3%	(3,811)	-15.3%
Grand Rapids-Lansing	6	3,176	95.33%	23,605	10,749	12,856	24,395	9,234	15,161	(790)	-3.2%	1,515	16.4%	(2,305)	-15.2%
Cincinnati — Dayton	10	1,792	83.86%	12,593	5,431	7,162	12,607	4,883	7,724	(14)	-0.1%	548	11.2%	(562)	-7.3%
Fort Wayne	2	2,284	100.00%	14,737	6,721	8,016	16,441	6,347	10,094	(1,704)	-10.4%	374	5.9%	(2,078)	-20.6%
Detroit — Ann Arbor	5	1,721	62.91%	9,700	4,573	5,127	10,272	3,876	6,396	(572)	-5.6%	697	18.0%	(1,269)	-19.8%
Columbus	6	1,304	68.20%	6,570	2,423	4,147	6,533	2,258	4,275	37	0.6%	165	7.3%	(128)	-3.0%
Kansas City	3	795	70.00%	4,257	1,549	2,708	4,496	1,768	2,728	(239)	-5.3%	(219)	-12.4%	(20)	-0.7%
Minneapollis	4	1,098	68.20%	5,425	2,609	2,816	5,696	2,183	3,513	(271)	-4.8%	426	19.5%	(697)	-19.8%

	74	24,527	87.20%	174,971	76,623	98,348	182,797	69,599	113,198	(7,826)	-4.3%	7,024	10.1%	(14,850)	-13.1%

										Change Year Ended December 31, 2003 From December 31, 2002
				Year Ended December 31, 2003			Year Ended December 31, 2002
										Revenue		Expenses		NOI
	Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%
Texas
Houston — Galveston	25	6,863	91.80%	43,663	20,293	23,370	46,597	19,071	27,526	(2,934)	-6.3%	1,222	6.4%	(4,156)	-15.1%
Dallas-Fort Worth	13	3,621	76.73%	18,819	9,422	9,397	19,812	10,713	9,099	(993)	-5.0%	(1,291)	-12.1%	298	3.3%
San Antonio	1	224	100.00%	1,275	614	661	1,277	528	749	(2)	-0.2%	86	16.3%	(88)	-11.7%
Austin-San Marcos	8	1,697	96.23%	11,609	6,148	5,461	12,652	6,412	6,240	(1,043)	-8.2%	(264)	-4.1%	(779)	-12.5%

	47	12,405	88.15%	75,366	36,477	38,889	80,338	36,724	43,614	(4,972)	-6.2%	(247)	-0.7%	(4,725)	-10.8%
West
Phoenix-Mesa	14	3,681	93.49%	23,009	11,021	11,988	24,844	9,547	15,297	(1,835)	-7.4%	1,474	15.4%	(3,309)	-21.6%
Denver — Front Range	17	3,892	81.78%	26,317	9,011	17,306	30,173	7,671	22,502	(3,856)	-12.8%	1,340	17.5%	(5,196)	-23.1%
Salt Lake City-Ogden	1	450	55.40%	1,912	666	1,246	1,948	585	1,363	(36)	-1.8%	81	13.8%	(117)	-8.6%
Seattle	4	468	53.42%	2,189	1,029	1,160	2,172	837	1,335	17	0.8%	192	22.9%	(175)	-13.1%

	36	8,491	83.90%	53,427	21,727	31,700	59,137	18,640	40,497	(5,710)	-9.7%	3,087	16.6%	(8,797)	-21.7%
California
San Diego	6	1,737	95.85%	19,752	5,652	14,100	18,965	5,044	13,921	787	4.1%	608	12.1%	179	1.3%
Los Angeles-Long Beach — Ventura	4	1,683	69.32%	17,556	4,925	12,631	17,256	4,391	12,865	300	1.7%	534	12.2%	(234)	-1.8%
Bay Area	6	1,661	57.86%	12,308	4,232	8,076	12,905	3,957	8,948	(597)	-4.6%	275	6.9%	(872)	-9.7%
Orange County — Riverside	3	490	85.30%	4,122	1,241	2,881	3,963	1,156	2,807	159	4.0%	85	7.4%	74	2.6%
Sacramento	1	180	22.05%	417	182	235	403	146	257	14	3.5%	36	24.7%	(22)	-8.6%

	20	5,751	73.90%	54,155	16,232	37,923	53,492	14,694	38,798	663	1.2%	1,538	10.5%	(875)	-2.3%

SAME STORE SALES — CORE PROPERTIES TOTALS	317	98,599	83.85%	739,577	296,277	443,300	761,412	269,843	491,569	(21,835)	-2.9%	26,434	9.8%	(48,269)	-9.8%

Plus: Same Store Sales — Non-Core Properties (see Supplemental Schedule XXVI)				299,365	144,902	154,463	314,398	131,687	182,711

Total Same Store Sales (see Supplemental Schedule XI)				1,038,942	441,179	597,763	1,075,810	401,530	674,280

Supplemental Schedule XXVI
Same Store Sales — Non-Core Properties
Year to Date 2003 versus Year to Date 2002
(unaudited) (in thousands, except site and unit data)

										Change Year Ended December 31, 2003 From December 31, 2002
				Year Ended December 31, 2003			Year Ended December 31, 2002
										Revenue		Expenses		NOI
	Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%
Northeast
Washington	5	1,010	99.29%	9,778	4,098	5,680	9,754	3,166	6,588	24	0.2%	932	29.4%	(908)	-13.8%
Baltimore	2	493	100.00%	4,551	2,174	2,377	4,505	1,540	2,965	46	1.0%	634	41.2%	(588)	-19.8%
Other Markets	1	324	99.29%	1,750	834	916	1,709	719	990	41	2.4%	115	16.0%	(74)	-7.5%

	8	1,827	94.26%	16,079	7,106	8,973	15,968	5,425	10,543	111	0.7%	1,681	31.0%	(1,570)	-14.9%
Southeast
Atlanta	7	1,983	96.29%	13,229	6,832	6,397	14,305	6,150	8,155	(1,076)	-7.5%	682	11.1%	(1,758)	-21.6%
Norfolk	2	404	89.07%	2,642	1,064	1,578	2,575	1,015	1,560	67	2.6%	49	4.8%	18	1.2%
Nashville	6	2,220	74.80%	10,633	4,550	6,083	10,709	4,106	6,603	(76)	-0.7%	444	10.8%	(520)	-7.9%
Raleigh-Durham-Chapel Hill	3	867	87.91%	5,196	2,333	2,863	5,646	2,208	3,438	(450)	-8.0%	125	5.7%	(575)	-16.7%
Charlotte-Gastonia-Rock Hill	9	1,780	83.54%	8,140	4,655	3,485	8,724	4,429	4,295	(584)	-6.7%	226	5.1%	(810)	-18.9%
Richmond — Petersburg	2	305	83.90%	1,963	749	1,214	2,023	697	1,326	(60)	-3.0%	52	7.5%	(112)	-8.4%
Columbia	4	1,006	68.85%	4,516	2,133	2,383	4,556	1,926	2,630	(40)	-0.9%	207	10.7%	(247)	-9.4%
Other Markets	30	6,320	78.58%	31,482	14,633	16,849	32,782	13,115	19,667	(1,300)	-4.0%	1,518	11.6%	(2,818)	-14.3%

	63	14,885	81.25%	77,801	36,949	40,852	81,320	33,646	47,674	(3,519)	-4.3%	3,303	9.8%	(6,822)	-14.3%
Florida
Orlando — Daytona	16	3,803	88.23%	24,249	10,906	13,343	24,576	10,376	14,200	(327)	-1.3%	530	5.1%	(857)	-6.0%
Tampa-St. Petersburg	6	1,672	82.41%	10,463	4,658	5,805	10,786	4,484	6,302	(323)	-3.0%	174	3.9%	(497)	-7.9%
West Palm Beach-Boca	1	222	100.00%	1,923	792	1,131	1,951	795	1,156	(28)	-1.4%	(3)	-0.4%	(25)	-2.2%
Jacksonville	2	612	66.65%	3,106	1,168	1,938	3,066	1,104	1,962	40	1.3%	64	5.8%	(24)	-1.2%
Other Markets	1	136	72.33%	828	328	500	843	298	545	(15)	-1.8%	30	10.1%	(45)	-8.3%

	26	6,445	84.03%	40,569	17,852	22,717	41,222	17,057	24,165	(653)	-1.6%	795	4.7%	(1,448)	-6.0%
Midwest
Indianapolis	14	3,326	71.07%	14,253	7,700	6,553	14,972	7,280	7,692	(719)	-4.8%	420	5.8%	(1,139)	-14.8%
Chicago	3	679	87.95%	5,336	3,138	2,198	6,114	2,625	3,489	(778)	-12.7%	513	19.5%	(1,291)	-37.0%
Grand Rapids-Lansing	8	1,918	88.40%	11,051	5,202	5,849	11,903	5,063	6,840	(852)	-7.2%	139	2.7%	(991)	-14.5%
Cincinnati — Dayton	9	1,941	75.41%	9,981	4,511	5,470	10,216	4,121	6,095	(235)	-2.3%	390	9.5%	(625)	-10.3%
Fort Wayne	1	156	41.90%	395	215	180	403	194	209	(8)	-2.0%	21	10.8%	(29)	-13.9%
Detroit — Ann Arbor	2	353	84.85%	1,655	826	829	1,665	785	880	(10)	-0.6%	41	5.2%	(51)	-5.8%
Columbus	3	708	75.31%	3,014	1,592	1,422	3,235	1,351	1,884	(221)	-6.8%	241	17.8%	(462)	-24.5%
Kansas City	2	501	75.31%	1,451	546	905	1,520	569	951	(69)	-4.5%	(23)	-4.0%	(46)	-4.8%
Other Markets	15	3,096	55.54%	12,001	5,247	6,754	12,382	5,009	7,373	(381)	-3.1%	238	4.8%	(619)	-8.4%

	57	12,678	70.72%	59,137	28,977	30,160	62,410	26,997	35,413	(3,273)	-5.2%	1,980	7.3%	(5,253)	-14.8%

										Change Year Ended December 31, 2003 From December 31, 2002
				Year Ended December 31, 2003			Year Ended December 31, 2002
										Revenue		Expenses		NOI
	Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%
Texas
Houston — Galveston	11	2,604	91.42%	13,668	7,848	5,820	15,075	7,394	7,681	(1,407)	-9.3%	454	6.1%	(1,861)	-24.2%
Dallas-Fort Worth	13	2,862	90.55%	16,602	8,898	7,704	18,364	8,178	10,186	(1,762)	-9.6%	720	8.8%	(2,482)	-24.4%
San Antonio	13	3,045	100.00%	18,426	9,063	9,363	18,599	8,492	10,107	(173)	-0.9%	571	6.7%	(744)	-7.4%
Austin-San Marcos	2	520	79.97%	2,782	1,296	1,486	2,959	1,314	1,645	(177)	-6.0%	(18)	-1.4%	(159)	-9.7%
Other Markets	8	1,747	71.65%	7,475	3,375	4,100	7,573	3,090	4,483	(98)	-1.3%	285	9.2%	(383)	-8.5%

	47	10,778	89.86%	58,953	30,480	28,473	62,570	28,468	34,102	(3,617)	-5.8%	2,012	7.1%	(5,629)	-16.5%
West
Phoenix-Mesa	14	3,766	90.71%	19,220	10,966	8,254	21,250	9,256	11,994	(2,030)	-9.6%	1,710	18.5%	(3,740)	-31.2%
Denver — Front Range	5	851	70.34%	3,368	2,124	1,244	4,726	1,543	3,183	(1,358)	-28.7%	581	37.7%	(1,939)	-60.9%
Salt Lake City-Ogden	3	1,061	94.33%	6,435	2,420	4,015	6,662	2,077	4,585	(227)	-3.4%	343	16.5%	(570)	-12.4%
Las Vegas	4	1,253	86.88%	7,267	3,185	4,082	7,464	2,728	4,736	(197)	-2.6%	457	16.8%	(654)	-13.8%
Tucson	4	1,157	100.00%	6,298	2,900	3,398	6,713	2,705	4,008	(415)	-6.2%	195	7.2%	(610)	-15.2%
Other Markets	5	1,024	63.60%	4,238	1,943	2,295	4,093	1,785	2,308	145	3.5%	158	8.9%	(13)	-0.6%

	35	9,112	86.84%	46,826	23,538	23,288	50,908	20,094	30,814	(4,082)	-8.0%	3,444	17.1%	(7,526)	-24.4%

SAME STORE SALES — NON-CORE PROPERTIES TOTALS	236	55,725	82.18%	299,365	144,902	154,463	314,398	131,687	182,711	(15,033)	-4.8%	13,215	10.0%	(28,248)	-15.5%

Plus: Same Store Sales — Core Properties (see Supplemental Schedule XXV)				739,577	296,277	443,300	761,412	269,843	491,569

Total Same Store Sales (see Supplemental Schedule XI)				1,038,942	441,179	597,763	1,075,810	401,530	674,280

Supplemental Schedule XXVII
Same Store Sales — Core Properties
Fourth Quarter 2003 versus Third Quarter 2003
(unaudited) (in thousands, except site and unit data)

										Change Three Months Ended December 31, 2003 From September 30, 2003
				Three Months Ended December 31, 2003			Three Months Ended September 30, 2003
										Revenue		Expenses		NOI
	Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%
Northeast
Washington	23	11,448	80.50%	26,759	8,833	17,926	27,284	8,927	18,357	(525)	-1.9%	(94)	-1.1%	(431)	-2.3%
New England	12	4,735	96.32%	14,665	4,711	9,954	15,401	4,677	10,724	(736)	-4.8%	34	0.7%	(770)	-7.2%
Philadelphia	12	5,734	78.77%	14,276	4,905	9,371	14,024	5,285	8,739	252	1.8%	(380)	-7.2%	632	7.2%
Baltimore	9	1,551	73.01%	3,107	1,061	2,046	3,174	1,106	2,068	(67)	-2.1%	(45)	-4.1%	(22)	-1.1%
Dutchess County	1	835	100.00%	2,383	806	1,577	2,391	711	1,680	(8)	-0.3%	95	13.4%	(103)	-6.1%
Hartford	2	650	100.00%	1,694	500	1,194	1,853	527	1,326	(159)	-8.6%	(27)	-5.1%	(132)	-10.0%

	59	24,953	83.80%	62,884	20,816	42,068	64,127	21,233	42,894	(1,243)	-1.9%	(417)	-2.0%	(826)	-1.9%
Southeast
Atlanta	14	3,948	76.39%	5,158	2,692	2,466	5,485	2,976	2,509	(327)	-6.0%	(284)	-9.5%	(43)	-1.7%
Norfolk	10	3,161	83.06%	6,301	2,124	4,177	6,370	2,053	4,317	(69)	-1.1%	71	3.5%	(140)	-3.2%
Nashville	5	1,532	86.14%	2,837	1,039	1,798	2,846	1,094	1,752	(9)	-0.3%	(55)	-5.0%	46	2.6%
Raleigh-Durham-Chapel Hill	7	1,976	63.72%	2,015	933	1,082	2,112	1,022	1,090	(97)	-4.6%	(89)	-8.7%	(8)	-0.7%
Charlotte-Gastonia-Rock Hill	2	556	100.00%	927	395	532	920	384	536	7	0.8%	11	2.9%	(4)	-0.7%
Richmond — Petersburg	5	1,208	77.02%	2,056	656	1,400	2,063	719	1,344	(7)	-0.3%	(63)	-8.8%	56	4.2%
Columbia	2	432	57.33%	432	189	243	474	209	265	(42)	-8.9%	(20)	-9.6%	(22)	-8.3%
Charleston	3	680	88.33%	1,182	430	752	1,174	475	699	8	0.7%	(45)	-9.5%	53	7.6%
Savannah	2	416	100.00%	801	287	514	791	305	486	10	1.3%	(18)	-5.9%	28	5.8%

	50	13,909	78.88%	21,709	8,745	12,964	22,235	9,237	12,998	(526)	-2.4%	(492)	-5.3%	(34)	-0.3%
Florida
Orlando — Daytona	8	2,329	89.61%	4,023	1,780	2,243	4,100	1,913	2,187	(77)	-1.9%	(133)	-7.0%	56	2.6%
Tampa-St. Petersburg	15	3,965	91.35%	6,634	2,872	3,762	6,623	3,083	3,540	11	0.2%	(211)	-6.8%	222	6.3%
West Palm Beach-Boca	5	1,505	100.00%	3,506	1,305	2,201	3,554	1,320	2,234	(48)	-1.4%	(15)	-1.1%	(33)	-1.5%
Miami	6	2,171	82.48%	5,414	2,547	2,867	5,457	2,175	3,282	(43)	-0.8%	372	17.1%	(415)	-12.6%
Jacksonville	4	1,794	79.00%	2,975	1,195	1,780	2,965	1,293	1,672	10	0.3%	(98)	-7.6%	108	6.5%
FortLauderdale	4	1,122	88.56%	2,215	904	1,311	2,470	1,067	1,403	(255)	-10.3%	(163)	-15.3%	(92)	-6.6%

	42	12,886	88.59%	24,767	10,603	14,164	25,169	10,851	14,318	(402)	-1.6%	(248)	-2.3%	(154)	-1.1%
Midwest
Chicago	19	5,644	91.49%	14,197	5,794	8,403	14,673	5,999	8,674	(476)	-3.2%	(205)	-3.4%	(271)	-3.1%
Indianapolis	19	6,713	93.55%	9,896	4,583	5,313	9,911	5,501	4,410	(15)	-0.2%	(918)	-16.7%	903	20.5%
Grand Rapids-Lansing	6	3,176	95.33%	5,692	2,624	3,068	5,955	2,645	3,310	(263)	-4.4%	(21)	-0.8%	(242)	-7.3%
Cincinnati — Dayton	10	1,792	83.86%	3,095	1,316	1,779	3,156	1,367	1,789	(61)	-1.9%	(51)	-3.7%	(10)	-0.6%
Fort Wayne	2	2,284	100.00%	3,661	1,431	2,230	3,658	2,055	1,603	3	0.1%	(624)	-30.4%	627	39.1%
Detroit — Ann Arbor	5	1,721	62.91%	2,418	1,074	1,344	2,387	1,158	1,229	31	1.3%	(84)	-7.3%	115	9.4%
Columbus	6	1,304	64.41%	1,629	596	1,033	1,635	617	1,018	(6)	-0.4%	(21)	-3.4%	15	1.5%
Kansas City	3	795	70.00%	1,024	331	693	1,059	485	574	(35)	-3.3%	(154)	-31.8%	119	20.7%
Minneapolis — St Paul	4	1,098	59.26%	1,360	614	746	1,296	705	591	64	4.9%	(91)	-12.9%	155	26.2%

	74	24,527	87.20%	42,972	18,363	24,609	43,730	20,532	23,198	(758)	-1.7%	(2,169)	-10.6%	1,411	6.1%

										Change Three Months Ended December 31, 2003 From September 30, 2003
				Three Months Ended December 31, 2003			Three Months Ended September 30, 2003
										Revenue		Expenses		NOI
	Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%
Texas
Houston — Galveston	25	6,863	91.80%	10,652	5,120	5,532	10,966	5,588	5,378	(314)	-2.9%	(468)	-8.4%	154	2.9%
Dallas-Fort Worth	13	3,621	76.73%	4,537	2,475	2,062	4,700	2,505	2,195	(163)	-3.5%	(30)	-1.2%	(133)	-6.1%
San Antonio	1	224	100.00%	327	157	170	317	153	164	10	3.2%	4	2.6%	6	3.7%
Austin-San Marcos	8	1,697	96.23%	2,931	1,394	1,537	2,952	1,743	1,209	(21)	-0.7%	(349)	-20.0%	328	27.1%

	47	12,405	88.15%	18,447	9,146	9,301	18,935	9,989	8,946	(488)	-2.6%	(843)	-8.4%	355	4.0%
West
Phoenix-Mesa	14	3,681	93.49%	5,661	2,832	2,829	5,923	2,931	2,992	(262)	-4.4%	(99)	-3.4%	(163)	-5.4%
Denver — Front Range	17	3,892	81.78%	6,215	2,320	3,895	6,646	2,362	4,284	(431)	-6.5%	(42)	-1.8%	(389)	-9.1%
Salt Lake City-Ogden	1	450	55.40%	479	162	317	510	188	322	(31)	-6.1%	(26)	-13.8%	(5)	-1.6%
Seattle	4	468	53.42%	585	253	332	548	287	261	37	6.8%	(34)	-11.8%	71	27.2%

	36	8,491	83.90%	12,940	5,567	7,373	13,627	5,768	7,859	(687)	-5.0%	(201)	-3.5%	(486)	-6.2%
California
Los Angeles-Long Beach — Ventura	15	4,830	89.27%	17,305	6,465	10,840	17,376	4,747	12,629	(71)	-0.4%	1,718	36.2%	(1,789)	-14.2%
San Diego	7	2,237	96.76%	6,683	2,125	4,558	6,516	2,018	4,498	167	2.6%	107	5.3%	60	1.3%
Orange County — Riverside	7	1,611	95.48%	5,180	1,655	3,525	5,179	1,813	3,366	1	0.0%	(158)	-8.7%	159	4.7%
Bay Area	6	1,661	57.86%	2,981	1,146	1,835	3,040	1,064	1,976	(59)	-1.9%	82	7.7%	(141)	-7.1%
Sacramento	1	180	22.05%	106	55	51	102	43	59	4	3.9%	12	27.9%	(8)	-13.6%

	36	10,519	85.70%	32,255	11,446	20,809	32,213	9,685	22,528	42	0.1%	1,761	18.2%	(1,719)	-7.6%

SAME STORE SALES — CORE PROPERTIES TOTALS	344	107,690	85.21%	215,974	84,686	131,288	220,036	87,295	132,741	(4,062)	-1.8%	(2,609)	-3.0%	(1,453)	-1.1%

Plus: Same Store Sales — Non-Core Properties (see Supplemental Schedule XXVIII)				74,327	35,642	38,685	76,217	37,971	38,246

Total Same Store Sales (see Supplemental Schedule XIII)				290,301	120,328	169,973	296,253	125,266	170,987

Supplemental Schedule XXVIII
Same Store Sales — Non-Core Properties
Fourth Quarter 2003 versus Third Quarter 2003
(unaudited) (in thousands, except site and unit data)

										Change Three Months Ended December 31, 2003 From September 30, 2003
				Three Months Ended December 31, 2003			Three Months Ended September 30, 2003
										Revenue		Expenses		NOI
	Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%
Northeast
Washington	5	1,010	99.29%	2,402	1,057	1,345	2,399	1,016	1,383	3	0.1%	41	4.0%	(38)	-2.7%
Baltimore	2	493	100.00%	1,139	474	665	1,164	449	715	(25)	-2.1%	25	5.6%	(50)	-7.0%
Other Markets	1	324	69.85%	455	176	279	441	192	249	14	3.2%	(16)	-8.3%	30	12.0%

	8	1,827	94.26%	3,996	1,707	2,289	4,004	1,657	2,347	(8)	-0.2%	50	3.0%	(58)	-2.5%
Southeast
Nashville	6	2,220	74.80%	2,759	1,049	1,710	2,709	1,222	1,487	50	1.8%	(173)	-14.2%	223	15.0%
Atlanta	7	1,983	96.29%	3,319	1,758	1,561	3,681	1,713	1,968	(362)	-9.8%	45	2.6%	(407)	-20.7%
Charlotte-Gastonia-Rock Hill	9	1,780	83.54%	2,058	1,205	853	2,098	1,201	897	(40)	-1.9%	4	0.3%	(44)	-4.9%
Raleigh-Durham-Chapel Hill	3	867	87.91%	1,341	602	739	1,300	622	678	41	3.2%	(20)	-3.2%	61	9.0%
Columbia	4	1,006	68.85%	1,134	506	628	1,144	591	553	(10)	-0.9%	(85)	-14.4%	75	13.6%
Norfolk	2	404	89.07%	666	270	396	674	286	388	(8)	-1.2%	(16)	-5.6%	8	2.1%
Richmond — Petersburg	2	305	83.90%	480	182	298	512	203	309	(32)	-6.3%	(21)	-10.3%	(11)	-3.6%
Other Markets	30	6,320	78.58%	7,802	3,619	4,183	7,956	3,891	4,065	(154)	-1.9%	(272)	-7.0%	118	2.9%

	63	14,885	81.25%	19,559	9,191	10,368	20,074	9,729	10,345	(515)	-2.6%	(538)	-5.5%	23	0.2%
Florida
Orlando — Daytona	16	3,803	87.03%	6,052	2,669	3,383	6,239	2,832	3,407	(187)	-3.0%	(163)	-5.8%	(24)	-0.7%
Tampa-St. Petersburg	6	1,672	82.41%	2,596	1,161	1,435	2,652	1,215	1,437	(56)	-2.1%	(54)	-4.4%	(2)	-0.1%
Jacksonville	2	612	66.65%	793	285	508	775	308	467	18	2.3%	(23)	-7.5%	41	8.8%
West Palm Beach-Boca	1	222	100.00%	477	200	277	506	175	331	(29)	-5.7%	25	14.3%	(54)	-16.3%
Other Markets	1	136	72.33%	207	78	129	210	83	127	(3)	-1.4%	(5)	-6.0%	2	1.6%

	26	6,445	84.03%	10,125	4,393	5,732	10,382	4,613	5,769	(257)	-2.5%	(220)	-4.8%	(37)	-0.6%
Midwest
Chicago	3	679	87.95%	1,327	668	659	1,367	779	588	(40)	-2.9%	(111)	-14.2%	71	12.1%
Indianapolis	14	3,326	71.07%	3,438	1,704	1,734	3,539	2,140	1,399	(101)	-2.9%	(436)	-20.4%	335	23.9%
Grand Rapids-Lansing	8	1,918	88.40%	2,660	1,329	1,331	2,758	1,362	1,396	(98)	-3.6%	(33)	-2.4%	(65)	-4.7%
Cincinnati — Dayton	9	1,941	75.41%	2,431	1,088	1,343	2,527	1,147	1,380	(96)	-3.8%	(59)	-5.1%	(37)	-2.7%
Fort Wayne	1	156	41.90%	98	52	46	96	52	44	2	2.1%	0	0.0%	2	4.5%
Detroit — Ann Arbor	2	353	84.85%	459	220	239	393	204	189	66	16.8%	16	7.8%	50	26.5%
Columbus	3	708	75.31%	732	384	348	773	400	373	(41)	-5.3%	(16)	-4.0%	(25)	-6.7%
Kansas City	2	501	45.51%	344	139	205	367	146	221	(23)	-6.3%	(7)	-4.8%	(16)	-7.2%
Other Markets	15	3,096	55.54%	3,004	1,249	1,755	3,010	1,368	1,642	(6)	-0.2%	(119)	-8.7%	113	6.9%

	57	12,678	70.72%	14,493	6,833	7,660	14,830	7,598	7,232	(337)	-2.3%	(765)	-10.1%	428	5.9%

										Change Three Months Ended December 31, 2003 From September 30, 2003
				Three Months Ended December 31, 2003			Three Months Ended September 30, 2003
										Revenue		Expenses		NOI
	Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%
Texas
Houston — Galveston	11	2,604	91.42%	3,140	1,958	1,182	3,490	2,113	1,377	(350)	-10.0%	(155)	-7.3%	(195)	-14.2%
Dallas-Fort Worth	13	2,862	90.55%	4,024	2,252	1,772	4,188	2,367	1,821	(164)	-3.9%	(115)	-4.9%	(49)	-2.7%
San Antonio	13	3,045	100.00%	4,705	2,268	2,437	4,724	2,394	2,330	(19)	-0.4%	(126)	-5.3%	107	4.6%
Austin-San Marcos	2	520	79.97%	679	307	372	698	370	328	(19)	-2.7%	(63)	-17.0%	44	13.4%
Other Markets	8	1,747	71.65%	1,853	817	1,036	1,860	928	932	(7)	-0.4%	(111)	-12.0%	104	11.2%

	47	10,778	89.86%	14,401	7,602	6,799	14,960	8,172	6,788	(559)	-3.7%	(570)	-7.0%	11	0.2%
West
Phoenix-Mesa	14	3,766	90.71%	4,904	2,702	2,202	4,951	2,834	2,117	(47)	-0.9%	(132)	-4.7%	85	4.0%
Denver — Front Range	5	851	70.34%	820	585	235	861	563	298	(41)	-4.8%	22	3.9%	(63)	-21.1%
Salt Lake City-Ogden	3	1,061	94.33%	1,606	619	987	1,697	618	1,079	(91)	-5.4%	1	0.2%	(92)	-8.5%
Las Vegas	4	1,253	86.88%	1,805	777	1,028	1,842	887	955	(37)	-2.0%	(110)	-12.4%	73	7.6%
Tucson	4	1,157	100.00%	1,568	756	812	1,550	766	784	18	1.2%	(10)	-1.3%	28	3.6%
Other Markets	5	1,024	63.60%	1,050	477	573	1,066	534	532	(16)	-1.5%	(57)	-10.7%	41	7.7%

	35	9,112	86.84%	11,753	5,916	5,837	11,967	6,202	5,765	(214)	-1.8%	(286)	-4.6%	72	1.2%

SAME STORE SALES — NON-CORE PROPERTIES TOTALS	236	55,725	82.18%	74,327	35,642	38,685	76,217	37,971	38,246	(1,890)	-2.5%	(2,329)	-6.1%	439	1.1%

Plus: Same Store Sales — Core Properties (see Supplemental Schedule XXVII)				215,974	84,686	131,288	220,036	87,295	132,741

Total Same Store Sales (see Supplemental Schedule XIII)				290,301	120,328	169,973	296,253	125,266	170,987

QuickLinks

  Exhibit 99.1